Exhibit 10.1

Published CUSIP Number:

TERM LOAN AGREEMENT

among

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.,
as Borrower,

STAG INDUSTRIAL, INC.,
as a Guarantor,

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

and

The Other Lenders Party Hereto

WELLS FARGO SECURITIES, LLC,
as Lead Arranger and Bookrunner

and

THE FINANCIAL INSTITUTIONS NOW OR HEREAFTER SIGNATORIES HERETO AND THEIR ASSIGNEES PURSUANT TO SECTION 11.06
as Lenders

Entered into as of March 21, 2014

WFB LOAN NO. 1011583

Section		Page
11.17	USA PATRIOT ACT	96
11.18	ENTIRE AGREEMENT	97

Section		Page

SCHEDULES

2.01	Commitments and Applicable Percentages
4.01	Initial Borrowing Base Properties
6.06	Litigation
6.09	Environmental Matters
6.13	Subsidiaries and Other Equity Investments and Equity Interests in Borrower and Each Subsidiary Guarantor
6.18	Intellectual Property Matters
8.01	Existing Liens
8.13	Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices
RO	Responsible Officers

EXHIBITS

Form of

A	Committed Loan Notice
B	Form of Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Administrative Questionnaire
E	Borrowing Base Report
F-1	Form of Parent Guaranty
F-2	Form of Subsidiary Guaranty
G	Borrowing Base Addition Report
H-1	U.S. Tax Compliance Certificate
H-2	U.S. Tax Compliance Certificate
H-3	U.S. Tax Compliance Certificate
H-4	U.S. Tax Compliance Certificate

v

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT (“Agreement”) is entered into as of March 21, 2014, among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), STAG INDUSTRIAL, INC., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

Borrower has requested that the Lenders provide a term credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Ground Lease” means a ground lease with respect to an Acceptable Property executed by a Subsidiary Guarantor, as lessee, that has a remaining lease term (including extension or renewal rights) of at least thirty-five (35) years, calculated as of the date such Acceptable Property is admitted into the Borrowing Base, and that Administrative Agent determines, in its sole discretion, is a financeable ground lease and is otherwise acceptable.

“Acceptable Property” means a Property (a) that is approved by Administrative Agent and Required Lenders, or (b) that is approved by Administrative Agent and meets the following requirements:

(i)                                     such Property is wholly-owned by, or ground leased pursuant to an Acceptable Ground Lease to, Borrower or a Subsidiary Guarantor free and clear of any Liens (other than Liens permitted by Section 8.01);

(ii)                                  such Property is an industrial, manufacturing, warehouse/distribution and/or office property located within the United States; and

(iii)                               if such Property is owned by a Subsidiary Guarantor, or is ground leased pursuant to an Acceptable Ground Lease to a Subsidiary Guarantor, then the Equity Interests of such Subsidiary Guarantor are owned, directly or indirectly by Borrower, free and clear of any Liens other than Liens permitted by Section 8.01.

“Adjusted NOI” means, with respect to any Property for the prior quarter, annualized, an amount equal to (a) the aggregate gross revenues from the operations of such Property during such period, minus (b) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Property during such period (including real estate taxes, but excluding any property and asset management fees, debt service charges, income taxes, depreciation, amortization and other non-cash expenses and excluding capital expenditures), (ii) a management fee equal to the greater of (A) two percent (2%) of the aggregate net revenues from the operations of such Property during such period and (B) actual management fees paid, and (iii) a replacement reserve of $0.10 per square foot.  Adjusted NOI shall be reduced by the amount of any revenues from the lease of any Property as to which the lease has terminated, the tenant is not in occupancy or Borrower is not recognizing revenue from such tenant in accordance with GAAP, or as to which the lease is set to expire in the next calendar quarter and has not yet been extended, (and for the purposes of calculating the Borrowing Base Value only, adding back any related expenses from such Property) and increased by annualized projected revenues for the first three months from any new lease which went into effect with the tenant taking occupancy and Borrower is recognizing revenue from such tenant in accordance with GAAP during such prior quarter, or any new lease which is to go into effect with the tenant taking occupancy and paying rent during the current quarter.

“Administrative Agent” means Wells Fargo in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as Administrative Agent may from time to time notify Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided in no event shall Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Aggregate Commitments” means the Commitments of all the Lenders, which, as of the Closing Date, total ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000.00).

“Agreement” means this Credit Agreement.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Loan Commitment at such time, subject to adjustment as provided in Section 2.16.  If the commitment of each Lender to make Loans have been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most-recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means the following:

A. Unless and until the Rating Conditions have been satisfied, with respect to any Loan, the following percentages per annum determined according to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 7.02(a):

Leveraged Based Pricing Grid:

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Base Rate Applicable Margin	Eurodollar Rate Applicable Margin
1	< 40%	0.70%	1.70%
1	> 40% but < 45%	0.75%	1.75%
2	> 45% but < 50%	0.90%	1.90%
3	> 50% but < 55%	1.05%	2.05%
4	> 55%	1.30%	2.30%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of Required Lenders, Pricing Level 4 shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered, provided that if such request is not delivered within thirty (30) days of the date such Compliance Certificate was due, Pricing Level 4 shall apply as of the date of delivery of such request, and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Applicable Rate in effect from the Closing Date until adjusted as set forth above shall be set at Pricing Level 1.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

or

B.                                    If and when the Rating Conditions have been satisfied, the following percentages per annum, based upon the Debt Rating as set forth below (determined in accordance with the Pricing Grid set forth below);

Applicable Rate

Debt Rating	Pricing Level	Base Rate Applicable Margin	Eurodollar Rate
>BBB+/Baa1	1	0.40%	1.40%
BBB+/Baa1	2	0.45%	1.45%
BBB/Baa2	3	0.55%	1.55%
BBB-/Baa3	4	0.85%	1.85%
<BBB-	5	1.35%	2.35%

Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the

Borrower to the Administrative Agent of notice thereof pursuant to Section 7.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two (2) or more Eligible Assignees that are Affiliates of one another or two (2) or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by Administrative Agent.

“Attributable Indebtedness” means, on any date in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means after the delivery of the financial statements of Parent required pursuant to Section 7.01(a) for the fiscal year ending December 31, 2013, the most-recent financial statements furnished pursuant to Section 7.01(a).

“Available Loan Amount” means, as of any date of determination, the lesser of (a) the unfunded Aggregate Commitments, and (b) (i) the Borrowing Base less (ii) the outstanding principal balance of the Loans.

“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Borrowing Base Property.

“Balloon Payments” shall mean with respect to any loan constituting Indebtedness, any required principal payment of such loan which is payable at the maturity of such Indebtedness, provided, however, that the final payment of a fully amortized loan shall not constitute a Balloon Payment.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one half of one percent (1/2 of 1%), (b) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate,” and (c) the one month Eurodollar Rate plus one percent (1.00%).  The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a Committed Borrowing.

“Borrowing Base” means, as of any date of determination, (a) the lesser of (i) the product of (A) sixty percent (60%) times (B) the aggregate Borrowing Base Values of the Borrowing Base Properties, and (ii) the Implied Loan Amount, less (b) any Unsecured Indebtedness then outstanding (other than the Total Outstandings).  Notwithstanding the foregoing, the amount of the Borrowing Base calculated under (a) above attributable to any individual Borrowing Base Property shall not exceed twenty five percent (25%) of the Borrowing Base.

“Borrowing Base Properties” means each Acceptable Property that either (a) is an Initial Borrowing Base Property or (b) becomes a Borrowing Base Property pursuant to Section 4.03, but excluding any Acceptable Properties that have been released from the Borrowing Base pursuant to Section 4.09, and “Borrowing Base Property” means any one of the Borrowing Base Properties.

“Borrowing Base Report” means a report in substantially the form of Exhibit E (or such other form approved by Administrative Agent) certified by a Responsible Officer of Borrower.

“Borrowing Base Value” means the aggregate Adjusted NOI of the Borrowing Base Properties divided by the Capitalization Rate.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located or the State of New York, and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Lease” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

“Capital Lease Obligations” means, with respect to any Person for any period, the capitalized amount of obligations under Capital Leases for such Person for such period as determined in accordance with GAAP.

“Capitalization Rate” means eight and 50/100 percent (8.50%).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Guarantor, Borrower or any of their Subsidiaries free and clear of all Liens (other than Liens permitted hereunder):

(a)                                 readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)                                 demand or time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (A) is a Lender or (B) (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c)                                  commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)                                 Investments, classified in accordance with GAAP as current assets of the Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and

(e)                                  Other liquid or readily marketable investments in an amount not to exceed five percent (5%) of Total Asset Value.

“Casualty” has the meaning specified in Section 7.13(b).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty; (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);

(b)                                 during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)                                  Parent shall cease to (i) either be the sole general partner of, or wholly own and control the general partner of, Borrower or (ii) own, directly or indirectly, greater than fifty percent (50%) of the Equity Interests of Borrower.

“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to make Committed Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01(a).

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Companies” means, without duplication, the Parent and its Consolidated Subsidiaries (including Borrower), and “Company” means any one of the Companies.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result, in lieu, or in anticipation, of the exercise of the right of condemnation or eminent domain of all or any part of any Borrowing Base Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Borrowing Base Property or any part thereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate Adjusted NOI with respect to the Borrowing Base Properties for the quarter most-recently ended for which financial statements are available divided by (b) pro forma debt service on an amount equal to all Unsecured Indebtedness of the Borrower, the Parent and their Subsidiaries assuming a thirty (30) year amortization and an interest rate equal to seven and one-half percent (7.5%) per annum.

“Consolidated EBITDA” means, for any Person for any period, an amount equal to (a) Consolidated Net Income, plus (b) the sum of the following (without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period): (i) income tax expense; (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness; (iii) depreciation and amortization expense; (iv) amortization of intangibles (including goodwill) and organization costs; (v) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business); (vi) any other non-cash charges, and (vii) all commissions, guaranty fees, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP; minus (c) the sum of the following (to the extent included in the statement of such Consolidated Net Income for such period): (i) interest income (except to the extent deducted in determining such Consolidated Net Income); (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business); (iii) any other non-cash income; and (iv) any cash payments made during such period in respect of items described in clause (b)(v) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income.

“Consolidated Fixed Charges” means, on a consolidated basis, for any Person for any period, the sum (without duplication) of (a) Consolidated Interest Expense, (b) provision for cash income taxes made by such Person on a consolidated basis in respect of such period, (c) scheduled principal amortization payments due during such period on account of Indebtedness of such Person (excluding Balloon Payments), and (d) Restricted Payments paid in cash with respect to preferred Equity Interests of such Person during such period.

“Consolidated Interest Expense” means, for any Person for any period, the total interest expense (including that attributable to Capital Lease Obligations) of such Person for such period with respect to all outstanding Total Funded Debt (including all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).  Consolidated Interest Expenses shall exclude non-cash charges, interest rate hedge termination payments or receipts, loan prepayment costs, and upfront loan fees, interest expense covered by an interest reserve established under a loan facility and any interest expense under any construction loan or construction activity that under GAAP is required to be capitalized.

“Consolidated Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Consolidated Total Debt, divided by (b) Total Asset Value.

“Consolidated Net Income” means, for any Person for any period, the consolidated net income (or loss) of such Person for such period, determined on a consolidated basis; provided that in calculating Consolidated Net Income of the Parent for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Company) in which any Company has an ownership interest, except to the extent that any such income is actually received by such Company in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of any Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or requirement of Law applicable to such Subsidiary.

“Consolidated Subsidiary” means any Person in which the Parent or Borrower has a direct or indirect ownership interest and whose financial results would be consolidated under GAAP with the financial results of the Parent on the consolidated financial statements of the Parent.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of all Indebtedness of the Parent on such date, determined on a consolidated basis in accordance with GAAP which would be required to be included on the liabilities side of the balance sheet of the Parent in accordance with GAAP, and including the Companies’ Share of the principal amount of all Indebtedness of Unconsolidated Affiliates, but, in each case, excluding the net obligations of Parent on a consolidated basis under any Swap Contract.

“Construction in Progress” means each Property that is either (a) new ground up construction or (b) under renovation in which (i) greater than thirty percent (30%) of the square footage of such Property is unavailable for occupancy due to renovation and (ii) no rents are being paid on such square footage.  A Property will cease to be classified as “Construction in Progress” on the earlier to occur of (A) the time that such Property has an Occupancy Rate of greater than eighty percent (80%), or (B) one hundred eighty (180) days after completion of construction or renovation of such Property, as applicable.

“Contamination” means the presence of Hazardous Materials in amounts exceeding regulatory action levels.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means a Borrowing.

“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purposes entity covenants, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of Real Property.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt Rating” means, as of any date of determination, the rating as determined by S&P,  Moody’s or Fitch (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the Borrower obtains Debt Ratings from Moody’s, S&P and Fitch, the Applicable Rate shall be determined by the lower of the highest two Debt Ratings; (b) if the Borrower obtains Debt Ratings from only Moody’s and S&P, the Applicable Rate shall be determined by the higher of the two Debt Ratings; (c) if the Borrower obtains Debt Ratings from only one of S&P or Moody’s plus Fitch the Applicable Rate shall be determined by the S&P or Moody’s Debt Rating; (d) if the Borrower’s S&P or Moody’s Debt Ratings is withdrawn causing the Borrower to not have a Debt Rating from either S&P or Moody’s but the Borrower still has a Debt Rating from Fitch, the Applicable Rate shall be determined based on Pricing Level 4; and (e) if, after satisfying the Ratings Condition, the Borrower does not have any Debt Rating, Pricing Level 5 shall apply.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) two percent (2%) per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company which controls such Lender that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease (other than a real estate lease entered into in the ordinary course of business as part of Property leasing operations) or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith but excluding any arrangement constituting a Lien.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Assessment” has the meaning specified in Section 7.12(b).

“Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time instituted or completed pursuant to any applicable Environmental Requirement against any Company or against or with respect to any Real Property or any condition, use, or activity on any Real Property (including any such action against Administrative Agent or any Lender), and any claim at any time made by any Person against any Company or against or with respect to any Real Property or any condition, use, or activity on any Real Property (including any such claim against Administrative Agent or any Lender), relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Requirement.

“Environmental Damages” means all liabilities (including strict liability), losses, damages (excluding consequential, special, exemplary or punitive damages except to the extent such damages were imposed upon an Indemnitee as a result of any claims made against such Indemnitee by a governmental entity or any other third party), judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, at law or in equity, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to time, whether before or after the Release Date and arising in whole or in part from:

(a)                                 the presence of any Hazardous Material on any Borrowing Base Property, or any escape, seepage, leakage, spillage, emission, release, discharge or disposal of any Hazardous Material on or from any Borrowing Base Property, or the migration or release or threatened migration or release of any Hazardous Material to, from or through any Borrowing Base Property, on or before the Release Date; or

(b)                                 any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean up, transport or disposal of any Hazardous Material which is at any time on or before the Release Date present on any Borrowing Base Property; or

(c)                                  the breach of any representation, warranty, covenant or agreement contained in this Agreement relating to the presence of any Hazardous Material on any Borrowing Base Property because of any event or condition occurring or existing on or before the Release Date; or

(d)                                 any violation on or before the Release Date, of any Environmental Requirement in connection with any Borrowing Base Property in effect on or before the Release Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or

(e)                                  any Environmental Claim, or the filing or imposition of any environmental Lien against any Borrowing Base Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in subparagraphs (a) through (d) preceding;

and regardless of whether any of the foregoing was caused by Borrower, any other Loan Party or their respective tenant or subtenant, or a prior owner of a Borrowing Base Property or its tenant or subtenant, or any third party including (i) injury or damage to any person, property or natural resource occurring on or off of a Borrowing Base Property including the cost of demolition and rebuilding of any improvements on any Real Property; (ii) the investigation or remediation of any such Hazardous Material or violation of Environmental Requirement including the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring or similar work required by any Environmental Requirement or necessary to have full use and benefit of Borrowing Base Properties as contemplated by the Loan Documents (including any of the same in connection with any foreclosure action or transfer in lieu thereof); (iii) all liability to pay or indemnify any Person or Governmental Authority for costs expended in connection with any of the foregoing; (iv) the investigation and defense of any claim, whether or not such claim is ultimately withdrawn or defeated; and (v) the settlement of any claim or judgment.  “Costs” as used in this definition shall also include any diminution in the value of the security afforded by the Borrowing Base Property or any future reduction of the sales price of any Borrowing Base Property by reason of any matter set forth in Section 7.12 or Section 8.12.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Requirement” means any Environmental Law, agreement or restriction, as the same now exists or may be changed or amended or come into effect in the future, which pertains to any Hazardous Material or the environment including ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means the issuance or sale by any Person of any of its Equity Interests or any capital contribution to such Person by the holders of its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042(a)(1) or (2) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or notification that a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Parent or any ERISA Affiliate.

“Eurodollar Rate” means:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (A) the LIBOR Rate (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be reasonably designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (B) if such rate is not available at such time for any reason, then the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first (1st) day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Wells Fargo’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two (2) London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one (1) month commencing that day or (ii) if such published rate is not available at such time for any reason, then the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one (1) month would be offered by Wells Fargo’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Party” shall mean any REIT, any parent company of or Person who Controls any REIT in each instance engaged primarily in owning and operating Real Property, and any other Person whom the Borrower has reasonably identified in writing to the Administrative Agent as a competitor or potential competitor of the Borrower.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exclusion Event” has the meaning specified in Section 4.10.

“Exclusion Notice” has the meaning specified in Section 4.10.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the letter agreement, dated February 14, 2014, among Borrower, Administrative Agent and Wells Fargo Securities LLC.

“Fitch” means Fitch, Inc., and any successor thereto.

“Fixed Charge Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Consolidated EBITDA, divided by (b) Consolidated Fixed Charges.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds from Operations” means, for any Person for any period, the sum of (a) Consolidated Net Income plus (b) depreciation and amortization expense determined in accordance with GAAP excluding amortization expense attributable to capitalized debt costs; provided that there shall not be included in such calculation (i) any proceeds of any insurance policy other than rental or business interruption insurance received by such Person, (ii) any gain or loss which is classified as “extraordinary” in accordance with GAAP, (iii) any capital gains and taxes on capital gains, (iv) income (or loss) associated with third-party ownership of non-controlling Equity Interests, and (v) gains or losses on the sale of discontinued operations as detailed in the most-recent financial statements delivered pursuant to Section 7.01(a) or (b), as applicable.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means the Parent Guaranty and the Subsidiary Guaranties, and “Guaranty” means any one of the Guaranties.

“Guarantors” means, collectively, Parent and each Subsidiary Guarantor, and “Guarantor” means any one of the Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means any Subsidiary whose assets constitute less than one percent (1%) of Total Asset Value; provided that if at any time the aggregate Total Asset Value of the “Immaterial Subsidiaries” which are not Guarantors exceeds ten percent (10%) of Total Asset Value, then the Borrower shall designate certain “Immaterial Subsidiaries” as Guarantors such that the aggregate Total Asset Value of the “Immaterial Subsidiaries” which are not Guarantors does not exceed ten percent (10%) of Total Asset Value.

“Implied Loan Amount” means, as of any date of determination, the amount of hypothetical Indebtedness that would result, on a proforma basis, in a Consolidated Debt Service Coverage Ratio as of such date of determination equal to 1.60 to 1.0; provided that in calculating such proforma Consolidated Debt Service Coverage Ratio, the Adjusted NOI of any Borrowing Base Property shall not exceed twenty five percent (25%) of the aggregate Adjusted NOI for all Borrowing Base Properties.

“Improvements” means any Subsidiary Guarantor’s interest in and to all on site improvements to the Borrowing Base Properties, together with all fixtures, tenant improvements, and appurtenances now or later to be located on the Borrowing Base Properties and/or in such improvements.

“Increase Effective Date” has the meaning specified in Section 2.06(b)(ii).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, either (i) not past due for more than one hundred and eighty (180) days or (ii) being contested in good faith by appropriate proceedings diligently conducted);

(e)                                  Capital Lease Obligations;

(f)                                   all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any ownership interest (excluding perpetual preferred ownership interests) in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus (without duplication and only to the extent required to be paid) accrued and unpaid dividends;

(g)                                  all Guarantees of such Person in respect of any of the foregoing; and

(h)                                 all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the lesser of (i) the fair market value of the property subject to such lien and (ii) the aggregate amount of the obligations so secured.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any Capital Lease Obligations as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Borrowing Base Properties” means the Acceptable Properties listed on Schedule 4.01, and “Initial Borrowing Base Property” means any one of the Initial Borrowing Base Properties.

“Interest Payment Date” means the first day of each month, the date of any principal prepayments and the Maturity Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months (if available to all Lenders) thereafter, as selected by Borrower in its Loan Notice; provided that:

(i)                                     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                  any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                               no Interest Period for a subject Loan shall extend beyond the Maturity Date applicable to such Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 6.18.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Arranger” means Wells Fargo Securities, LLC in its capacity as lead arranger and bookrunner.

“Lease” means each existing or future lease, sublease (to the extent of any Subsidiary Guarantor’s rights thereunder), license, or other agreement (other than an Acceptable Ground Lease) under the terms of which any Person has or acquires any right to occupy or use any Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II.

“Loan Documents” means this Agreement, each Note, the Fee Letter, and the Guaranties.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, Borrower and each Guarantor and “Loan Party” means any one of the Loan Parties.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Mandate Letter” means the mandate letter agreement, dated February 14, 2014, among Borrower, Administrative Agent and Wells Fargo Securities LLC.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the business, assets, operations, or financial condition of the Companies, taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against the Loan Parties, taken as a whole, of the Loan Documents to which they are parties.

“Material Environmental Event” means, with respect to any Borrowing Base Property, (a) a violation of any Environmental Law with respect to such Borrowing Base Property, or (b) the presence of any Hazardous Materials on, about, or under such Borrowing Base Property that, under or pursuant to any Environmental Law, would require remediation, if in the case of either (a) or (b), such event or circumstance could reasonably be expected to have a Material Property Event.

“Material Property Event” means, with respect to any Borrowing Base Property, the occurrence of any event or circumstance occurring or arising after the date of this Agreement that resulted in a (a) material adverse effect with respect to the financial condition or the operations of such Borrowing Base Property, (b) material adverse effect on the Borrowing Base Value of such Borrowing Base Property, or (c) material adverse effect on the ownership of such Borrowing Base Property.

“Material Title Defects” means, with respect to any Borrowing Base Property, defects, Liens (other than Liens for local real estate taxes and similar local governmental charges), and other encumbrances in the nature of easements, servitudes, restrictions, and rights-of-way that would customarily be deemed unacceptable title exceptions for a prudent lender (i.e., a prudent lender would reasonably determine that such exceptions, individually or in the aggregate, materially impair the value or operations of such Borrowing Base Property, would prevent such Borrowing Base Property from being used in the manner in which it is currently being used, or would result in a violation of any Law which would have a material and adverse effect on such Borrowing Base Property); provided that Material Title Defects shall not include any Liens or other encumbrances that existed as of the date of the title insurance policies issued in connection with the Existing Credit Facility for the Initial Borrowing Base Properties or that existed as of the date of this Agreement and that are reflected in the Title Insurance Commitments or that are listed on Schedule 8.01.

“Material Subsidiary” means each Subsidiary of the Borrower other than a Non-Guarantor Subsidiary.

“Maturity Date” means March 21, 2021.

“Minimum Distributions” means (a) for Parent for any fiscal year of Parent, Restricted Payments in an amount not less than the aggregate amount of distributions required to be paid by Parent in order for Parent to qualify as a REIT, and (b) for Borrower for any fiscal year of Borrower, Restricted Payments in an amount not less than the aggregate amount of distributions required to be paid by Borrower to Parent in order for Parent to qualify as a REIT.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two (2) or more contributing sponsors (including Parent or any ERISA Affiliate) at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Guarantor Subsidiary” means any Subsidiary (whether direct or indirect) of the Borrower, other than any Subsidiary which owns a Borrowing Base Property or any Subsidiary which owns any of the Equity Interests of any such Subsidiary, which (a) is (i) formed for or converted to the specific purpose of holding title to Real Property assets which are collateral for Indebtedness owing or to be owed by such Subsidiary, provided that such Indebtedness must be incurred or assumed within ninety (90) days, such ninety (90) day period to be extended for an additional sixty (60) days if the Borrower provides an executed term sheet or commitment letter for the financing of such Real Property to the Administrative Agent (or, in either instance, for such longer period as the Administrative Agent may agree in writing) of such formation or conversion or such Subsidiary shall cease to qualify as a Non Guarantor Subsidiary, and (ii) expressly prohibited in writing from guaranteeing Indebtedness of any other person or entity pursuant to (A) a provision in any document, instrument or agreement evidencing such Indebtedness of such Subsidiary or (B) a provision of such Subsidiary’s Organization Documents, in each case, which provision was included in such Organization Document or such other document, instrument or agreement at the request of the applicable third party creditor and as an express condition to the extension or assumption of such Indebtedness; provided that a Subsidiary meeting the requirements set forth in this clause (a) shall only remain a “Non-Guarantor Subsidiary” for so long as (1) each of the foregoing requirements set forth in this clause (a) are satisfied, (2) such Subsidiary does not guaranty any other Indebtedness, and (3) the Indebtedness with respect to which the restrictions noted in clause (a) (ii) are imposed remains outstanding; (b)(i) becomes a Subsidiary following the Closing Date, (ii) is not a Wholly Owned Subsidiary of the Borrower, and (iii) with respect to which the Borrower and its Affiliates, as applicable, do not have sufficient voting power to cause such Subsidiary to become a Guarantor hereunder; (c) is an Immaterial Subsidiary; (d) is a Subsidiary which has been released from its Obligations under a Subsidiary Guaranty pursuant to Sections 4.09(b) or 4.09(c) below, or (e) is not a domestic Subsidiary.  For the avoidance of doubt, STAG Industrial Management, LLC, the Subsidiary that employs the Parent Guarantor’s employees, shall be deemed to be a Non-Guarantor Subsidiary.

“Non-Recourse Indebtedness” means, for any Person, any Indebtedness of such Person for the repayment of which neither Parent or Borrower has any personal liability (other than for Customary Recourse Exceptions) or, if such Person is Parent or Borrower, in which recourse of the applicable holder of such Indebtedness for non-payment is limited to such holder’s Liens on a particular asset or group of assets (other than for Customary Recourse Exceptions).  For the avoidance of doubt, if any Indebtedness is partially guaranteed by Parent or Borrower, then the portion of such Indebtedness that is not so guaranteed shall still be Non-Recourse Indebtedness if it otherwise satisfies the requirements in this definition.

“Note” means a promissory note made by Borrower in favor of each Lender requesting same evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; including, without limitation of the foregoing, all present and future indebtedness, liabilities, and obligations now or hereafter owed to Administrative Agent, any Lender, or any Affiliate of Administrative Agent or any Lender arising from, by virtue of, or pursuant to any Swap Contract that relates solely to the Obligations.

“Occupancy Rate” means, for any Property, the percentage of the rentable area of such Property occupied by bona fide tenants of such Property or leased by tenants pursuant to bona fide tenant Leases, in each case, which tenants are not more than 60 days past due in the payment of all rent or other similar payments due under such Leases and paying rent.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments of Loans occurring on such date.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Parent Guaranty” means the Guaranty Agreement executed by Parent in favor of Administrative Agent, for the benefit of the Lenders, in form and substance acceptable to Administrative Agent.

“Parent Share” means a share of common stock, par value $0.01 per share, of the Parent.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Parent or any ERISA Affiliate or any such Plan to which Parent or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“Prepayment Premium” means a premium payable pro rata to the Lenders equal to the following amount for the following periods:

If Prepayment occurs	Prepayment Fee
On or before the first anniversary of the Closing Date	3% of the principal amount of Loan prepaid.
After the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date	2% of the principal amount of Loan prepaid.
After the second anniversary of the Closing Date but on or before the third anniversary of the Closing Date	1% of the principal amount of Loan prepaid.
Thereafter	0

“Property” means any Real Property which is owned or ground leased, directly or indirectly, by any Company.

“Property Information” has the meaning specified in Section 4.03.

“Public Lender” has the meaning specified in Section 7.02.

“Rating Condition” means the Borrower obtaining a minimum of two senior unsecured Debt Ratings from S&P, Moody’s or Fitch.

“Real Property” of any Person means all of the right, title, and interest of such Person in and to land, improvements, and fixtures.

“Recipient” means the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recourse Indebtedness” means Indebtedness that is not Non-Recourse Indebtedness; provided that personal recourse for Customary Recourse Exceptions shall not, by itself, cause such Indebtedness to be characterized as Recourse Indebtedness.

“Register” has the meaning specified in Section 11.06(c).

“REIT” means a “real estate investment trust” in accordance with Section 856 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release Request” has the meaning specified in Section 4.09(a).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice.

“Required Lenders” means, at any time, Lenders having Commitments representing more than 50% of the Aggregate Commitments of all Lenders or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02, Lenders holding in the aggregate more than fifty percent (50%) of the Total Outstandings.  The Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.  At all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Required Lenders” shall in no event mean less than two Lenders.

“Required Notice” has the meaning specified in Section 2.01(b)(ii).

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief operating officer, chief accounting officer, treasurer, assistant treasurer, vice president, or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  Each initial Responsible Officer is listed on Schedule RO.

“Restoration” means, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of a Borrowing Base Property, the completion of the repair and restoration of such Borrowing Base Property to a condition no worse than such Borrowing Base Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Administrative Agent, and in accordance with applicable Laws.

“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interests or other property) with respect to any capital stock or other Equity Interest of any Company or Subsidiary, or any payment (whether in cash, Equity Interests or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interests, or on account of any return of capital to such Company’s or Subsidiary’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Credit Agreement” means that certain Credit Agreement dated September 10, 2012 entered into by the Borrower as borrower, Bank of America, N.A. as administrative agent and the various lenders party thereto, as amended by the First Amendment to Credit Agreement dated February 13, 2013.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means (without duplication), with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person or its subsidiaries outstanding at such date and that is secured by a Lien, and including the Companies’ Share of all Indebtedness of Unconsolidated Affiliates that is secured by a Lien, but excluding for the avoidance of doubt, any net obligations under any Swap Contract that is secured by a Lien, all Unsecured Indebtedness and all Indebtedness hereunder, and provided further that the obligations under the Revolving Credit Agreement (or any amendment or replacement thereof) shall not constitute Secured Indebtedness due to the existence of cash collateral security requirements in connection with customary defaulting lender provisions.

“Secured Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Secured Indebtedness, divided by (b) Total Asset Value.

“Secured Recourse Debt Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Secured Indebtedness which is Recourse Indebtedness with respect to the Borrower, divided by (b) Total Asset Value.

“Share” means Borrower’s and Parent’s direct or indirect share of a Consolidated Subsidiary or an Unconsolidated Affiliate as reasonably determined by Borrower based upon Borrower’s and Parent’s economic interest (whether direct or indirect) in such Consolidated Subsidiary or Unconsolidated Affiliate, as of the date of such determination.

“Subsequent Loans” shall have the meaning provided in Section 2.01(b)(ii).

“Subsequent Loan Advances” shall have the meaning provided in Section 2.01(b)(ii).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantors” means, as of any date, each domestic Subsidiary which owns a Borrowing Base Property, all domestic Subsidiaries of Borrower owning a direct or indirect interest in a Borrowing Base Property, each other domestic Material Subsidiary, and the general partner of each Subsidiary Guarantor that is a limited partnership and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors; provided, however, that STAG Industrial Management, LLC shall in no event be deemed or required to be a Subsidiary Guarantor.

“Subsidiary Guaranty” means the Guaranty Agreement executed by each Subsidiary Guarantor in favor of Administrative Agent, for the benefit of the Lenders, in form and substance acceptable to Administrative Agent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Tangible Net Worth” means, as of any date, (a) Total Asset Value minus (b) the sum of (i) Consolidated Total Debt and (ii) to the extent included in the calculation of Total Asset Value, goodwill and other intangible assets (other than deferred leasing intangibles).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means (a) $40,000,000 with respect to Recourse Indebtedness, (b) $75,000,000 with respect to all Non-Recourse Indebtedness, and (c) $40,000,000 with respect to all other amounts.

“Total Asset Value” means, for the Companies, on a consolidated basis, as on any date, the sum of (a) an amount equal to (i) aggregate Adjusted NOI (excluding, for the purposes of this definition, any adjustments set forth in the last sentence of the definition of Adjusted NOI) with respect to all Properties (without duplication from the assets in clauses (b) through (g) below) for the fiscal quarter most recently ended, annualized divided by (ii) the Capitalization Rate, plus (b) the acquisition cost of each Property acquired during the fiscal quarter most recently ended solely for the purposes of determination for such quarter, plus (c) the acquisition cost of Construction in Progress and the costs of improvements thereon and renovations thereof, plus (d) cash and cash equivalents (including restricted cash) on such date, plus (e) the Companies’ Share of the foregoing items and components attributable to Unconsolidated Affiliates, plus (f) an amount equal to the book value (adjusted in accordance with GAAP to reflect any default or other impairment of such loan) of mortgage loans, construction loans, capital improvement loans, and other loans, in each case owned by a Company, plus (g) fifty percent (50%) of the book value of any undeveloped land.

“Total Funded Debt” means, as of any date, Consolidated Total Debt excluding intra-company Indebtedness, deferred income taxes, security deposits, accounts payable and accrued liabilities, and any prepaid rents, in each case determined in accordance with GAAP.

“Total Outstandings” means as of any date of determination, the aggregate Outstanding Amount of all Loans as of such date.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unconsolidated Affiliate” means any Person in which a Company has an Equity Interest and whose financial results would not be consolidated under GAAP with the financial results of the Parent on the consolidated financial statements of Parent.

“United States” and “U.S.” mean the United States of America.

“Unencumbered Asset Value” means without duplication, the sum of (a) for each Unencumbered Property owned for the most recent four fiscal quarters ended, the Adjusted NOI attributable to such Unencumbered Property for the most recent four quarters for which quarterly financial statements are available divided by the Capitalization Rate, plus (b) for each Unencumbered Property owned the last two fiscal quarters but less than four fiscal quarters, the Adjusted NOI attributable to such Unencumbered Property for the most recently ended two fiscal quarters for which financial statements are available multiplied by two divided by the Capitalization Rate, plus (c) for each Unencumbered Property acquired within the last two fiscal quarters, the acquisition cost of such Unencumbered Property.

“Unencumbered Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Unsecured Indebtedness, divided by (b) Unencumbered Asset Value.

“Unencumbered Property” means any Property owned by the Borrower, the Parent or any of their Subsidiaries which is (a) a Borrowing Base Property or (b) free and clear of any Liens other than Permitted Liens and meets the requirements of (1) subsections (i), (ii) and (iii) of the definition of Acceptable Property and (2) subsections (b), (c), (e) and (f) of Section 4.04.

“Unsecured Indebtedness” means Indebtedness which is not Secured Indebtedness.  Notwithstanding the foregoing, all Indebtedness which is secured by a pledge of equity interests only and is recourse to Borrower or the Parent shall be deemed to be Unsecured Indebtedness.

“Unused Fee” has the meaning specified in Section 2.09(a).

“Unused Rate” means 0.225%.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“WFS” means Wells Fargo Securities, LLC and its successors and assigns.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.

(a)                                 Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)                                  Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Companies or to the determination of any amount for the Companies on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein, provided further that for all purposes in calculating consolidated covenants hereunder the Parent shall be deemed to own one hundred percent (100%) of the equity interests in the Borrower.

1.04                        Rounding.  Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Article II.
The Commitments and Credit Extensions

2.01                        Committed Loans.  Each Lender severally agrees to make Committed Loans to Borrower from time to time, on any Business Day subject to the terms and conditions set forth herein and the limitations set forth in Section 2.01 (c):

(a)                                 Committed Loans.  Each Lender severally agrees to make loans (each such loan, a “Committed Loan”) in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Loan Commitment.

(b)                                 Loans.  Subject to Borrower’s compliance with the terms and conditions set forth in Section 2.01(c), each Lender severally agrees to make its portion of advances of the Loan (the “Subsequent Loans”) up to a maximum of six (6) advances, in minimum amounts of $25,000,000 each, or, if less, the remaining unfunded amount of the Aggregate Commitments (the “Subsequent Loan Advances”), to the Borrower in aggregate amounts not to exceed each Lender’s unadvanced Commitment.  Once advanced, each Subsequent Loan shall be aggregated with all prior Subsequent Loans and all such term loans shall be referred to as Committed Loans.  Provided there exists no Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Parent and Borrower may elect to borrow the Subsequent Loan; subject to Borrower’s delivery to Administrative Agent of notice of such requested Subsequent Loan Advance, each of which notice must be delivered not later than March 21, 2015 in order to be effective (each such notice, a “Required Notice”).  In the event that a Required Notice(s) is/are not received by Administrative Agent on or prior to March 21, 2015 such that the initial Aggregate Commitments have not been fully funded by March 21, 2015, the Commitment of the Lenders to advance the Subsequent Loans shall be deemed cancelled.  Upon such cancelation Borrower shall pay to Administrative Agent, for the benefit of the Lenders, a commitment termination fee in an amount equal to 0.50% multiplied by the Commitments which have been cancelled.

(c)                                  Committed Loan Limitations.  Notwithstanding the provisions of Section 2.01(a) and (b), after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Borrowing Base, and (ii) the aggregate Loans advanced by any Lender shall not exceed such Lender’s Commitment.  Within the limits of each Lender’s Loan Commitment and the Available Loan Amount, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, and prepay under Section 2.05. Amounts repaid on the Committed Loans may not be reborrowed.  Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02                        Borrowings, Conversions and Continuations of Committed Loans.

(a)                                 Each Committed Borrowing (including each request for a Subsequent Loan Advance), each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone.  Each such notice must be received by Administrative Agent not later than 10:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans.  Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower.  Each Borrowing (subject to Section 2.01(b)(ii)) of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum aggregate principal amount of $500,000 or a whole multiple of $500,000 in excess thereof.  Each conversion to Base Rate Committed Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then (I) so long as no Event of Default exists, the applicable Committed Loans shall be made as, or continued to, a Eurodollar Rate Loan of the same Type and with an Interest Period of one (1) month and (II) if an Event of Default exists, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If Borrower requests a Committed Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, then it will be deemed to have specified an Interest Period of one (1) month.

(b)                                 Following receipt of a Committed Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic continuation or conversion to Base Rate Loans described in the preceding subsection.  In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 5.01), Administrative Agent shall make all funds so received available to the Borrower by 3:00 p.m. in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of Required Lenders.

(d)                                 Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect with respect to Committed Loans.

2.03                        Reserved.

2.04                        Reserved.

2.05                        Prepayments.

(a)                                 Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part subject to payment of the Prepayment Premium then due, if any; provided that (i) such notice must be received by Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $25,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by Borrower, then Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.16, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)                                 If for any reason the Total Outstandings at any time exceed the Borrowing Base, then Borrower shall, within five (5) Business Days, prepay Loans in an aggregate amount equal to such excess, plus any Prepayment Premium applicable to the amount of such prepayment.

2.06                        Increase of Commitments and Loans.

(a)                                 Reserved.

(b)                                 Increase in Aggregate Commitments.

(i)                                     Election to Increase.  Provided there exists no Default, and provided that no Subsequent Loans remain available to be advanced to the Borrower pursuant to Section 2.01(b), upon notice to Administrative Agent (which shall promptly notify the Lenders), Parent and Borrower may from time to time, elect an increase in the Aggregate Commitments to an amount not exceeding $250,000,000 either by designating another bank or financial institution not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld) and/or by agreeing with an existing Lender or Lenders, in such Lender or Lenders’ absolute discretion, that such Lender’s Commitment shall be increased; provided that (i) any such election for an increase shall be in a minimum amount of $10,000,000, and (ii) Parent and Borrower may make a maximum of three (3) such requests.  Upon execution and delivery by the Borrower and such Lender or other bank or financial institution of an instrument in form and substance reasonably satisfactory to the Administrative Agent to effect such increase, including, as required, a new or amended Note, such existing Lender shall have a Commitment as therein set forth or such bank or financial institution shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder.

(ii)                                  Effective Date.  If the Aggregate Commitments are increased in accordance with this Section 2.06(b), then Administrative Agent, Parent, and Borrower shall determine the effective date (the “Increase Effective Date”) that such commitment increase was made.  Administrative Agent shall promptly notify Parent, Borrower, and the Lenders of the Increase Effective Date.

(iii)                               Conditions to Effectiveness of Increase.

(1)                                 As a condition precedent to such increase, Parent and Borrower shall deliver to Administrative Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of Parent or Borrower (on behalf of each Loan Party) (i) certifying and attaching the resolutions adopted by such Parent and Borrower (on behalf of each Loan Party) approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.06, the representations and warranties contained in Section 6.05(b) shall be deemed to refer to the most-recent statements furnished pursuant to Section 7.01(b), and (B) no Default exists.

(2)                                 The Borrower shall execute and provide new Notes to such Lenders as may request herewith.

(iv)                              Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

(c)                                  General.  Administrative Agent will promptly notify the Lenders of any notice of increase of the Aggregate Commitments or any increase in the Loans.  All Unused Fees accrued until the effective date of any prepayment in full of the Aggregate Commitments shall be paid on the effective date of such prepayment.

2.07                        Repayment of Loans  Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

2.08                        Interest.

(a)                                 Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)

(i)                                     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Upon the request of Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                        Unused Fees.

(a)                                 Unused Fees.  The Borrower shall, beginning sixty (60) days after the Closing Date, for each day until the earlier of (i) the date that initial Aggregate Commitments of $150,000,000 have been fully advanced, or (ii) March 21, 2015, pay to the Administrative Agent for the pro rata account of each Lender (in accordance with such Lender’s Applicable Percentage), an unused fee (the “Unused Fee”) equal to the Unused Rate times the actual daily amount of the unadvanced Aggregate Commitments.  The Unused Fee shall be due and payable monthly in arrears on the tenth (10th)  Business Day after the end of each calendar month, commencing with the first such date to occur after the Closing Date, and ending on the earlier of the dates set forth above.  The Unused Fee shall be calculated monthly in arrears, based on the applicable daily Unused Rate during each day of such month.

(b)                                 Other Fees.

(i)                                     The Borrower shall pay to WFS and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter (without duplication of fees otherwise referenced herein).  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever

2.10                        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)                                 All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.  Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, as a result of any restatement of or other adjustment to the financial statements of Parent or for any other reason, then Parent, Borrower, Administrative Agent, or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by Parent and Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, then Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders, within three (3) Business Days after demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of Administrative Agent or any Lender, under Section 2.08(b) or under Article IX.

2.11                        Evidence of Debt.

(a)                                 The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business.  The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each such Note shall be in the form of Exhibit B (a “Note”).  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.12                        Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable

Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  If and to the extent Administrative Agent shall not make such payments to a Lender when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to such Lender.  All payments received by Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 Clawback.

(i)                                     Funding by Lenders; Presumption by Administrative Agent.  Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Committed Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans.  If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, then Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii)                                  Payments by Borrower; Presumptions by Administrative Agent.  Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation , within one (1) Business Day.  If and to the extent Administrative Agent shall not return such funds to a Lender when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent returns such funds to such Lender.

A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, then Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans and to make payments pursuant to Section11.04(d) are several and not joint.  The failure of any Lender to make any Committed Loan or to make any payment under Section 11.04(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or to make its payment under Section 11.04(d).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                   Funds Transfer.  The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.  The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank unacceptable to the Administrative Agent or any Lender, in its reasonable discretion, or prohibited by any Governmental Authority, (iii) cause the Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline or (iv) otherwise cause the Administrative Agent or any Lender to violate any applicable Law or regulation.

2.13                        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b)  make such adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that the provisions of this Section shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14                        Reserved.

2.15                        Reserved.

2.16                        Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and in Section 11.01.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be reasonably determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in an interest bearing deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  No Defaulting Lender (x) shall be entitled to receive any Unused Fee pursuant to Section 2.09 for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) pursuant to Section 2.09 for any period during which that Lender is a Defaulting Lender and the Borrower shall not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender.

(b)                                 Defaulting Lender Cure.  If Borrower and Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Committed Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17                        Guaranties.  Pursuant to the Parent Guaranty, Parent shall unconditionally Guarantee in favor of Administrative Agent and Lenders the full payment and performance of the Obligations.  Pursuant to the Subsidiary Guaranty or an addendum thereto in the form attached to the Subsidiary Guaranty, Parent and Borrower shall cause each Subsidiary Guarantor to execute a Subsidiary Guaranty unconditionally guarantying in favor of Administrative Agent and Lenders the full payment and performance of the Obligations.

Article III.
Taxes, Yield Protection and Illegality

3.01                        Taxes.

(a)                                 Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                     Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                               If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Tax Indemnifications.  (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)                                  Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and

the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)                                 Evidence of Payments.  Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)                                  Status of Lenders; Tax Documentation.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                               Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  Each Lender shall promptly (A) notify Borrower and Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that Borrower or Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)                                   Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection, the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)                                  Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction and discharge of all other Obligations.

3.02                        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                        Inability to Determine Rates.  If Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Administrative Agent will promptly so notify Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of Required Lenders) revokes such notice.  Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04                        Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error.  Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-(9-)month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on Eurodollar Rate Loans.  Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that  Borrower shall have received at least ten (10) days’ prior notice (with a copy to Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05                        Compensation for Losses.  Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

(c)                                  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 11.13;

excluding any loss of anticipated profits and including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                        Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or Borrower is required to pay any Indemnified Taxes or additional amount to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07                        Survival.  All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

Article IV.
Borrowing Base

4.01                        Initial Borrowing Base.  As of the Closing Date, the Borrowing Base shall consist of the Initial Borrowing Base Properties, which Initial Borrowing Base Properties have been accepted by the Lenders.

4.02                        Changes in Borrowing Base Calculation.  Each change in the Borrowing Base shall be effective upon receipt of a new Borrowing Base Report pursuant to Section 7.02(b); provided that any increase in the Borrowing Base reflected in such Borrowing Base Report shall not become effective until (a) the first (1st) Business Day following admission of any new Borrowing Base Property, and (b) the fifth (5th) Business Day following delivery of the new Borrowing Base Report in all other instances.

4.03                        Requests for Admission into Borrowing Base.  Borrower shall provide Administrative Agent with a written request for an Acceptable Property to be admitted into the Borrowing Base.  Such request shall be accompanied by the following information regarding such Acceptable Property (the “Property Information”) including the following, in each case reasonably acceptable to Administrative Agent: (a) a general description of such Acceptable Property’s location, market, and amenities along with a borrowing base addition report in the form of Exhibit G annexed hereto; (b) a property description; (c) if such Acceptable Property was or will be acquired within three (3) months prior to admission into the Borrowing Base, purchase information (including any contracts of sale and closing statements); (d) UCC searches related to the applicable Subsidiary Guarantor and the owners of the Equity Interests of such Subsidiary Guarantor; (e) the documents and information with respect to such Acceptable Property listed in Section 4.11; (f) a Borrowing Base Report setting forth in reasonable detail the calculations required to establish the amount of the Borrowing Base with such Acceptable Property included in the Borrowing Base; (g) a Compliance Certificate setting forth in reasonable detail the calculations required to show that the Parent and Borrower will be in compliance with the terms of this Agreement with the inclusion of such Acceptable Property included in the calculation of the Borrowing Base; and (h) such other customary information reasonably requested by Administrative Agent as shall be necessary in order for Administrative Agent to determine whether such Acceptable Property is eligible to be a Borrowing Base Property.

4.04                        Eligibility.  In order for an Acceptable Property to be eligible for inclusion in the Borrowing Base, such Acceptable Property shall satisfy the following unless otherwise approved by the Required Lenders:

(a)                                 all Property Information with respect to such Acceptable Property shall be reasonably acceptable to Administrative Agent;

(b)                                 no Material Title Defect with respect to such Acceptable Property shall exist;

(c)                                  such Acceptable Property shall have reasonably satisfactory access to public utilities;

(d)                                 the admission of such Acceptable Property into the Borrowing Base shall not breach any obligation of the Borrower under any Contractual Obligation;

(e)                                  such Acceptable Property shall have an Occupancy Rate of at least seventy-five percent (75%); and

(f)                                   such Acceptable Property shall not have any material defects.

4.05                        Approval of Borrowing Base Properties.  Each Acceptable Property shall be subject to Administrative Agent’s approval for admission into the Borrowing Base; provided that if the Borrowing Base Value of such Acceptable Property exceeds twenty five percent (25%) of the Borrowing Base after giving effect to the admission of such Acceptable Property into the Borrowing Base, then the amount of the Borrowing Base attributable to such Borrowing Base Property shall not exceed twenty five percent (25%) of the Borrowing Base without the prior written approval of Required Lenders.  Administrative Agent and the Lenders hereby approve all Initial Borrowing Base Properties for admission into the Borrowing Base.

4.06                        Guaranty/Property Information.  An Acceptable Property shall not be admitted into the Borrowing Base until: (a) the applicable Subsidiary Guarantor shall have executed and delivered (or caused to be executed and delivered) to Administrative Agent, for the benefit of the Lenders the Subsidiary Guaranty; and (b) Borrower and the applicable Subsidiary Guarantor shall have delivered to Administrative Agent all of the Property Information listed in Section 4.11.

4.07                        Notice of Admission of New Borrowing Base Properties.  If, after the date of this Agreement, the Borrower has submitted to the Administrative Agent all of the information required under this Agreement to establish that an Acceptable Property meets all the requirements to be included in the Borrowing Base set forth in this Article IV, then Administrative Agent shall notify Borrower and Lenders within ten (10) Business Days in writing (a) that such Acceptable Property is admitted into the Borrowing Base, and (b) of any changes to the Borrowing Base as a result of the admission of such Acceptable Property into the Borrowing Base.

4.08                        RESERVED.

4.09                        Release of Borrowing Base Property/Guarantors.

(a)                                 Upon the written request of Borrower delivered to Agent at least ten (10) Business Days prior to the requested release date (the “Release Request”), Administrative Agent shall release a Borrowing Base Property from the Borrowing Base and release the applicable Subsidiary Guarantor from the Subsidiary Guaranty; provided that no Default exists before and after giving effect thereto (other than Defaults solely with respect to such Borrowing Base Property that would no longer exist after giving effect to the release of such Borrowing Base Property from the Borrowing Base); provided, further, that Administrative Agent shall have no obligation to release any such obligations without (i) a Borrowing Base Report setting forth in reasonable detail the calculations required to establish the amount of the Borrowing Base without such Borrowing Base Property as of the date of such release, and after giving effect to any such release; (ii) a Compliance Certificate setting forth in reasonable detail the calculations required to show that Parent and Borrower are in compliance with the terms of this Agreement without the inclusion of such Borrowing Base Property in the calculation of the Borrowing Base and the various financial covenants set forth herein, as of the date of such release and after giving effect to any such release and (iii) a certificate of the Borrower providing that the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the requested release date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

(b)                                 If following a Release Request, an Acceptable Property meets all the requirements to be released from the Borrowing Base set forth in this Article IV, then Administrative Agent shall notify Borrower and Lenders in writing (a) that such Acceptable Property has been released from the Borrowing Base and the applicable Subsidiary Guarantor has been released from the Subsidiary Guaranty and (b) of any changes to the Borrowing Base as a result of the release of such Acceptable Property from the Borrowing Base.  If the Release Request contains printed in capital letters or boldface type, a legend substantially to the following effect:

“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADMINISTRATIVE AGENT OF THE ACTION REQUESTED BY THE BORROWER AND RECITED ABOVE”

then in the event that the Administrative Agent does not approve, reject or request additional information regarding any such Release Request within the later to occur of (i) ten (10) Business Days of the receipt by the Administrative Agent of such Release Request and (ii) ten (10) Business Days of the receipt by the Administrative Agent of all material information reasonably requested by the Administrative Agent during the ten (10) Business Day period following receipt of the Release Request, the Administrative Agent shall be deemed to have approved or consented to the action requested in the request.

(c)                                  Upon the written request of Borrower delivered to Agent at least ten (10) Business Days prior to the requested release date (the “Material Subsidiary Release Request”), Administrative Agent shall release an applicable Material Subsidiary which is not a Subsidiary which owns a Borrowing Base Property or owns a direct or indirect interest in a Borrowing Base Property from the Subsidiary Guaranty, provided that no Default exists before and after giving effect thereto, to the extent the Borrower provides evidence that such release is required in order for the Borrower to consummate a sale, financing or refinancing of a Real Property owned by such Material Subsidiary, or another financing which will involve such Material Subsidiary being obligated (whether as a borrower, guarantor or otherwise)  in connection with such financing and such financing expressly prohibits the Material Subsidiary from guaranteeing Indebtedness of any other person or entity.  If following a Material Subsidiary Release Request, the Borrower has satisfied the condition for the release of such Material Subsidiary set forth in the prior sentence, then Administrative Agent shall notify Borrower and Lenders in writing that such applicable Material Subsidiary has been released from the Subsidiary Guaranty.  If the Material Subsidiary Release Request contains printed in capital letters or boldface type, a legend substantially to the following effect:

“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADMINISTRATIVE AGENT OF THE ACTION REQUESTED BY THE BORROWER AND RECITED ABOVE”

then in the event that the Administrative Agent does not approve, reject or request additional information regarding any such Material Subsidiary Release Request within the later to occur of (i) ten (10) Business Days of the receipt by the Administrative Agent of such Material Subsidiary Release Request and (ii) ten (10) Business Days of the receipt by the Administrative Agent of all material information reasonably requested by the Administrative Agent during the ten (10) Business Day period following receipt of the Material Subsidiary Release Request, the Administrative Agent shall be deemed to have approved or consented to the action requested in the request.

4.10                        Exclusion Events.  Each of the following events shall be an “Exclusion Event” with respect to a Borrowing Base Property:

(a)                                 such Borrowing Base Property suffers a Material Environmental Event or a Material Title Defect after the date of this Agreement which the Administrative Agent determines, acting reasonably and in good faith, materially impairs the Borrowing Base Value or marketability of such Borrowing Base Property;

(b)                                 Administrative Agent determines that such Borrowing Base Property has suffered a Material Property Event after the date such Property was admitted into the Borrowing Base (or in the case of an uninsured Casualty, in respect of such Borrowing Base Property, is reasonably likely to become a Material Property Event) which the Administrative Agent determines, acting reasonably and in good faith, materially impairs the Borrowing Base Value or marketability of such Borrowing Base Property;

(c)                                  a Lien for the performance of work or the supply of materials which is established against such Borrowing Base Property, or any stop notice served on the owner of such Borrowing Base Property, Administrative Agent or a Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service and such Lien has priority over any Loan previously or thereafter made under this Agreement;

(d)                                 (i) any default by any Subsidiary Guarantor, as tenant under any applicable Acceptable Ground Lease, in the observance or performance of any material term, covenant, or condition of any applicable Acceptable Ground Lease on the part of such Subsidiary Guarantor to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or (ii)  the leasehold estate created by any applicable Acceptable Ground Lease shall be surrendered or (iii)  any applicable Acceptable Ground Lease shall cease to be in full force and effect or (iv) any applicable Acceptable Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or any of the material terms, covenants or conditions of any applicable Acceptable Ground Lease shall be modified, changed, supplemented, altered, or amended in any manner not otherwise permitted hereunder without the consent of Administrative Agent;

(e)                                  Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of any Subsidiary Guarantor that owns a Borrowing Base Property free and clear of any Liens (other than Liens in favor of Administrative Agent); and

(f)                                   the Occupancy Rate for such Borrowing Base Property is less than seventy five percent (75%).

After the occurrence of any Exclusion Event, Administrative Agent, at the direction of Required Lenders in their sole discretion, shall have the right at any time and from time to time to notify Borrower (the “Exclusion Notice”) that, effective ten (10) Business Days after the giving of such notice and for so long as such circumstance exists, such Property shall no longer be considered a Borrowing Base Property for purposes of determining the Borrowing Base.  Borrowing Base Properties which have been subject to an Exclusion Event may, at Borrower’s request, be released from the Borrowing Base; provided that such release shall be subject to the conditions for release set forth in Section 4.09.

If Administrative Agent delivers an Exclusion Notice and such Exclusion Event no longer exists, then Borrower may give Administrative Agent written notice thereof (together with reasonably detailed evidence of the cure of such condition) and such Borrowing Base Property shall, effective with the delivery by Borrower of the next Borrowing Base Report, be considered a Borrowing Base Property for purposes of calculating the Borrowing Base as long as such Borrowing Base Property meets all the requirements to be included in the Borrowing Base set forth in this Article IV.  Any Property that is excluded from the Borrowing Base pursuant to this Section 4.10 may subsequently be reinstated as a Borrowing Base Property, even if an Exclusion Event exists, upon such terms and conditions as Required Lenders may approve.

Upon the occurrence of an Default under Section 8.10(a), the Borrower shall have the right to elect, upon written notice to the Administrative Agent, that the Lenders designate one or more Borrowing Base Properties to be excluded as Borrowing Base Properties (with the Borrowing Base being correspondingly adjusted) in order to effect compliance with Section 8.10(a), with the Borrower thereafter having the right to elect to have any such Borrowing Base Property thereafter included in the Borrowing Base, provided no Exclusion Event shall exist at such time with respect to such Borrowing Base Property.

4.11                        Documentation Required with Respect to Borrowing Base Properties.  Borrower shall deliver, or shall cause the applicable Subsidiary Guarantor to deliver, each of the following with respect to each Acceptable Property to be admitted to the Borrowing Base:

(a)                                 a copy of the Borrower’s abstract for each Lease and any guarantees thereof;

(b)                                 a copy of the Subsidiary Borrower’s owner’s title insurance policy, or other evidence of the status of title with respect to such Acceptable Property;

(c)                                  a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made not earlier than forty five (45) days prior to the date such Acceptable Property is admitted to the Borrowing Base, (A) of the central and local Uniform Commercial Code records, showing no filings against the Acceptable Property or against Borrower or the applicable Subsidiary Guarantor related to the Acceptable Property otherwise, except as consented to by Administrative Agent; and (B) if required by Administrative Agent, of the appropriate judgment and tax Lien records, showing no outstanding judgment or tax Lien against Borrower or the applicable Subsidiary Guarantor, in each case, unless otherwise permitted under Section 8.01;

(d)                                 if such Acceptable Property is held pursuant to an Acceptable Ground Lease: true and correct copies of such Acceptable Ground Lease and any Guarantees thereof;

(e)                                  a true and correct rent roll for such Acceptable Property; and

(f)                                   a copy of the management or similar agreement for each Acceptable Property reasonably satisfactory to Administrative Agent.

As to the Initial Borrowing Base Properties Borrower shall be deemed to have satisfied the requirements under this Section 4.11 as of the Closing Date.

Article V.
Conditions Precedent to Credit Extensions

5.01                        Conditions of Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                                 Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Administrative Agent and each of the Lenders:

(i)                                     executed counterparts of this Agreement and the Guaranties sufficient in number for distribution to Administrative Agent, each Lender, and Borrower for each Initial Borrowing Base Property;

(ii)                                  a Note executed by Borrower in favor of each Lender requesting a Note;

(iii)                               copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a Responsible Officer of such Loan Party to be true and correct as of the Closing Date;

(iv)                              such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v)                                 such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi)                              a favorable opinion of DLA Piper LLP (US), counsel to the Loan Parties, addressed to Administrative Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vii)                           a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such

Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii)                        a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 5.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ix)                              a duly completed Borrowing Base Report and Compliance Certificate as of the Closing Date, signed by a Responsible Officer of Borrower;

(x)                                 evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

(xi)                              such other assurances, certificates, documents, consents or opinions as Administrative Agent or Required Lenders reasonably may require.

(b)                                 Any fees required to be paid on or before the Closing Date shall have been paid.

(c)                                  Unless waived by Administrative Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02                        Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                                 The representations and warranties of Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in Section 6.05(b) shall be deemed to refer to the most-recent statements furnished pursuant to Section 7.01(b).

(b)                                 No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                                  Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)                                 After giving effect to such proposed Credit Extension, the Borrower shall be in compliance with Section 2.01(c).

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b), and (d) have been satisfied on and as of the date of the applicable Credit Extension.

Article VI.
Representations and Warranties

Each of Parent and Borrower represents and warrants to Administrative Agent and the Lenders that:

6.01                        Existence, Qualification and Power; Compliance with Laws.  Parent, Borrower and each Subsidiary Guarantor (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) in the case of the Loan Parties, execute, deliver, and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) to the extent that failure to do so would not have a Material Adverse Effect.

6.02                        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

6.03                        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except for those that have been obtained, taken or made, as the case may be, and those specified herein.

6.04                        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally.

6.05                        Financial Statements; No Material Adverse Effect.

(a)                                 The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Parent as of the date thereof and their results of operations for each period covered thereby in accordance with GAAP consistently applied throughout the each period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Parent as of the date thereof, including liabilities for taxes, material commitments and Indebtedness required by GAAP to be reflected therein.

(b)                                 The most recent unaudited consolidated balance sheet of Parent delivered pursuant to Section 7.01(b), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Parent as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)                                  From and after the date of the Audited Financial Statements, and thereafter, from and after the date of the most recent financial statements delivered pursuant to Section 7.01(a) or 7.01(b), there has been no event or circumstance, either individually or in the aggregate, that has had or would have a Material Adverse Effect.

6.06                        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Company or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 6.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Company, of the matters described on Schedule 6.06, which change could reasonably be expected to have a Material Adverse Effect.

6.07                        No Default.  No Company is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.08                        Ownership of Property; Liens; Equity Interests.  Each Subsidiary Guarantor has good record and marketable title in fee simple to, or valid leasehold interests in, all Borrowing Base Properties necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each applicable Subsidiary Guarantor has good record and marketable fee simple title (or, in the case of Acceptable Ground Leases, a valid leasehold) to the Borrowing Base Property owned by such Subsidiary Guarantor, subject only to Liens permitted by Section 8.01.  All of the outstanding Equity Interests in each Subsidiary Guarantor have been validly issued, are fully paid and nonassessable and are owned by the applicable holders free and clear of all Liens (other than Liens permitted by Section 8.01).

6.09                        Environmental Compliance.

(a)                                 The Companies conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Parent and Borrower have reasonably concluded that, except as specifically disclosed in Schedule 6.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 After due inquiry in accordance with good commercial or customary practices to determine whether Contamination is present on any Property, without regard to whether Administrative Agent or any Lender has or hereafter obtains any knowledge or report of the environmental condition of such Property, except as may be indicated in environmental reports delivered to the Administrative Agent and except to the extent the same could not reasonably be expected to have a Material Adverse Effect: (i) such Property has not been used (A) for landfilling, dumping, or other waste or Hazardous Material disposal activities or operations, or (B) for generation, storage, use, sale, treatment, processing, or recycling of any Hazardous Material, or for any other use that has resulted in Contamination, and in each case, to each Company’s knowledge, no such use on any adjacent property occurred at any time prior to the date hereof; (ii) there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on any Property; (iii) no Company has received any notice of, or has knowledge of, any Environmental Claim or any completed, pending, proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on any Property or any adjacent property or concerning whether any condition, use or activity on any Property or any adjacent property is in violation of any Environmental Requirement; (iv) the present conditions, uses, and activities on each Property do not violate any Environmental Requirement and the use of any Property which any Company (and each tenant and subtenant) makes and intends to make of any Property complies and will comply with all applicable Environmental Requirements; (v) no Property appears on the National Priorities List, any federal or state “superfund” or “superlien” list, or any other list or database of properties maintained by any local, state, or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material; (vi) no Company has ever applied for and been denied environmental impairment liability insurance coverage relating to any Property; (vii) no Company has, nor, to any Company’s knowledge, have any tenants or subtenants, obtained any permit or authorization to construct, occupy, operate, use, or conduct any activity on any Property by reason of any Environmental Requirement; and (viii) to any Company’s knowledge, there are no underground or aboveground storage tanks on such Property.

6.10                        Insurance.  The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate.

6.11                        Taxes.  The Companies have filed all material Federal, state and other tax returns and reports required to be filed, and have paid all material Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or which would not result in a Material Adverse Effect.  There is no proposed tax assessment against any

Company that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

6.12                        ERISA Compliance.

(a)                                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of Parent and Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.  Parent and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)                                 There are no pending or, to the best knowledge of Parent and Borrower, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Plan that would have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would  have a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred, and neither Parent nor any ERISA Affiliate is aware of any fact, event or circumstance that would constitute or result in an ERISA Event with respect to any Pension Plan; (ii) Parent and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most-recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither Parent nor any ERISA Affiliate knows of any facts or circumstances that would cause the funding target attainment percentage for any such plan to drop below 60% as of the most-recent valuation date; (iv) neither Parent nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would  cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, in each case, that would result in a liability, individually, or in the aggregate, in excess of the Threshold Amount.

6.13                        Subsidiaries; Equity Interests.  As of the Closing Date, Parent and Borrower have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 6.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Company in the amounts specified on Part (a) of Schedule 6.13 free and clear of all Liens.  As of the Closing Date, neither Parent nor Borrower has any direct or indirect Equity Interests in any other Person other than those specifically disclosed in Part (b) of Schedule 6.13.  All of the outstanding Equity Interests in each Subsidiary Guarantor have been validly issued, are fully paid and nonassessable and are owned by the applicable holders in the amounts specified on Part (c) of Schedule 6.13 free and clear of all Liens.

6.14                        Margin Regulations; Investment Company Act.

(a)                                 Neither Parent nor Borrower is engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)                                 None of Parent, Borrower, any Person Controlling Borrower, or any other Company is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15                        Disclosure.  Parent and Borrower have disclosed to Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Company is subject, and all other matters known to them, that, individually or in the aggregate, would have a Material Adverse Effect.  The reports, financial statements, certificates or other information furnished (whether in writing or orally) by or on behalf of any Company to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information, Parent and Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, and (b) with respect to any lease abstracts provided by the Borrower, to the best of Borrower’s knowledge, same will not contain any material misstatement of fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.16                        Compliance with Laws.  Each Company is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would have a Material Adverse Effect.

6.17                        Taxpayer Identification Number.  As of the date hereof, each Loan Party’s true and correct U.S. taxpayer identification number is set forth on Schedule 11.02.

6.18                        Intellectual Property; Licenses, Etc.  Each Loan Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except, in each case, where the failure to do so would have a Material Adverse Effect.  To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person except where such infringement would not have a Material Adverse Effect.  Except as specifically disclosed in Schedule 6.18, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Loan Party, threatened, which, either individually or in the aggregate, would have a Material Adverse Effect.

6.19                        Representations Concerning Leases.  Borrower and the applicable Subsidiary Guarantors have delivered true and correct copies of each rent roll as required by Section 4.11(e).

6.20                        Solvency.  No Loan Party (a) has entered into the transaction or executed this Agreement or any other Loan Document with the actual intent to hinder, delay or defraud any creditor and (b) has not received reasonably equivalent value in exchange for its obligations under the Loan Documents.  After giving effect to any Loan, the fair saleable value of the Loan Parties’ assets, taken as a whole, exceeds and will, immediately following the making of any such Loan, exceed the Loan Parties’ total liabilities, including subordinated, unliquidated, disputed and contingent liabilities.  The Loan Parties’ assets, taken as a whole, do not constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted, nor will their assets constitute unreasonably small capital immediately following the making of any Loan.  The Loan Parties do not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Loan Parties and the amounts to be payable on or in respect of obligations of the Loan Parties).  No petition under any Debtor Relief Laws has been filed against any Loan Party in the last seven (7) years, and neither Borrower nor any other Loan Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.  No Loan Party is contemplating either the filing of a petition by it under any Debtor Relief Laws or the liquidation of all or a major portion of its assets or property (except for dispositions permitted hereunder), and no Loan Party has knowledge of any Person contemplating the filing of any such petition against it or any other Loan Party.

6.21                        REIT Status of Parent.  Parent qualified as a REIT commencing with its taxable year ending December 31, 2011 and will remain qualified in each taxable year thereafter.

6.22                        Labor Matters.  There is (a) no significant unfair labor practice complaint pending against any Company or, to the best of each Company’s knowledge, threatened against any Company, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Company or, to best of any Company’s knowledge, threatened against any Company which, in either case, would result in a Material Adverse Effect, and (b) no significant strike, labor dispute, slowdown or stoppage is pending against any Company or, to the best of any Company’s knowledge, threatened against any Company which would result in a Material Adverse Effect.

6.23                        Ground Lease Representation.

(a)                                 The applicable Subsidiary Guarantor has delivered to Administrative Agent true and correct copies of each Acceptable Ground Lease as required by Section 4.11(d).

(b)                                 Each Acceptable Ground Lease is in full force and effect.

6.24                        Borrowing Base Properties.  To Borrower’s knowledge and except where the failure of any of the following to be true and correct would not have a Material Adverse Effect:

(a)                                 Each Borrowing Base Property complies with all Laws, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property.  No Loan Party has received any notice or claim from any Person that a Borrowing Base Property, or any use, activity, operation, or maintenance thereof or thereon, is not in compliance with any Law, and has no knowledge of any such noncompliance except as disclosed in writing to Administrative Agent;

(b)                                 The Loan Parties have not directly or indirectly conveyed, assigned, or otherwise disposed of, or transferred (or agreed to do so) any development rights, air rights, or other similar rights, privileges, or attributes with respect to a Borrowing Base Property, including those arising under any zoning or property use ordinance or other Laws;

(c)                                  All utility services necessary for the use of each Borrowing Base Property and the operation thereof for their intended purpose are available at each Borrowing Base Property;

(d)                                 The current use of each Borrowing Base Property complies in all material respects with all applicable zoning ordinances, regulations, and restrictive covenants affecting such Borrowing Base Property, all use restrictions of any Governmental Authority having jurisdiction have been satisfied; and

(e)                                  No Borrowing Base Property is the subject of any pending or, to any Loan Party’s knowledge, threatened Condemnation or material adverse zoning proceeding for which Administrative Agent has not been notified in accordance with Section 7.13.

6.25                        OFAC.  No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Lead Arranger or the Administrative Agent) of Sanctions.

Article VII.
Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (excluding contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

7.01                        Financial Statements.  Each of Parent and Borrower shall deliver to Administrative Agent and each Lender, in form and detail reasonably satisfactory to Administrative Agent and Required Lenders:

(a)                                 as soon as available, but in any event within one hundred five (105) days after the end of each fiscal year of Parent (or, if earlier, fifteen (15) days after the date required to be filed with the SEC without giving effect to any extension permitted by the SEC) (commencing with the fiscal year ended December 31, 2013, a consolidated balance sheet of Parent as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)                                 as soon as available, but in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent (or, if earlier, five (5) days after the date required to be filed with the SEC) (commencing with the fiscal quarter ended December 31, 2013), a consolidated balance sheet of Parent, the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Parent in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes

As to any information contained in materials furnished pursuant to Section 7.02, Parent and Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Parent and Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02                        Certificates; Other Information.  Each of Parent and Borrower shall deliver to Administrative Agent and each Lender, in form and detail reasonably satisfactory to Administrative Agent and Required Lenders:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of Borrower (which delivery may, unless Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)                                 concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), upon the admission of an Acceptable Property into the Borrowing Base, and upon the removal of any Property from the Borrowing Base, a duly completed Borrowing Base Report signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of Borrower (which delivery may, unless Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)                                  promptly after any request by Administrative Agent, copies of any detailed audit opinions or review reports submitted to the board of directors (or the audit committee of the board of directors) of Parent by independent accountants in connection with the accounts or books of Parent;

(d)                                 promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

(e)                                  as soon as reasonably practicable, but in any event within ninety (90) days after the beginning of each fiscal year of Parent, an annual budget for Parent, on a consolidated basis prepared by Parent in the ordinary course of its business;

(f)                                   promptly after the furnishing thereof, copies of any statement or report furnished to any holder of publicly-held debt securities of Parent or Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(g)                                  promptly, and in any event within five (5) Business Days after receipt thereof by Parent or Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Company unless restricted from doing so by such agency; and

(h)                                 promptly, such additional information regarding the business, financial or corporate affairs of Parent or Borrower or any Borrowing Base Property, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent or Borrower (A) files any such document with the Securities and Exchange Commission’s EDGAR system (or any successor thereto) in a manner accessible to the public at large or (B) posts such documents, or provides a link thereto on Parent and Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on Parent and Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent).  Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Parent and Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Parent and Borrower hereby acknowledge that (a) Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of Parent and Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Parent, Borrower or their Affiliates, or the respective Equity Interests of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ Equity Interests.  Parent and Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Parent and Borrower shall be deemed to have authorized Administrative Agent, Lead Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Parent and Borrower or their Equity Interests for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

7.03                        Notices.  Each of Parent and Borrower shall, upon becoming aware of same, promptly notify Administrative Agent who shall notify each Lender:

(a)                                 of the occurrence of any Default;

(b)                                 of any matter that has resulted or could reasonably be expected to have a Material Adverse Effect;

(c)                                  of the occurrence of any ERISA Event which has resulted or would result in liabilities of any Company in an aggregate amount in excess of the Threshold Amount;

(d)                                 of any material litigation, arbitration or governmental investigation or proceeding instituted or threatened in writing against any Borrowing Base Property, and any material development therein;

(e)                                  of any announcement by Moody’s, Fitch or S&P of any change in a Debt Rating or in its “outlook” with respect to a Debt Rating;

(f)                                   of any actual or threatened in writing Condemnation of any portion of any Borrowing Base Property, any negotiations with respect to any such taking, or any material loss of or substantial damage to any Borrowing Base Property;

(g)                                  of any Casualty with respect to any Borrowing Base Property to the extent such notice is required pursuant to Section 7.13(b);

(h)                                 of any material permit, license, certificate or approval required with respect to any Borrowing Base Property lapses or ceases to be in full force and effect or claim from any person that any Borrowing Base Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Law except to the extent that the same would not result in a material and adverse affect on such Borrowing Base Property;

(i)                                     of any material change in accounting policies or financial reporting practices by any Company, including any determination by Borrower referred to in Section 2.10(b); and

(j)                                    of any labor controversy pending or threatened against any Company, and any material development in any labor controversy except to the extent that the same could not reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of Parent and Borrower setting forth details of the occurrence referred to therein and stating what action Parent and/or Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04                        Payment of Obligations.  Each of Parent and Borrower shall, and shall cause each other Loan Party to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon a Loan Party or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property other than Liens of the type permitted under Sections 8.01(a) through (g); and (c) all Indebtedness, as and when due and payable except, in each case, where the failure to do so would not result in a Material Adverse Effect.

7.05                        Preservation of Existence, Etc.  Each of Parent and Borrower shall, and shall cause each other Loan Party to (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not have a Material Adverse Effect; and (c) preserve or renew all of its IP Rights, the non-preservation of which would have a Material Adverse Effect.

7.06                        Maintenance of Properties.  Each of Parent and Borrower shall, and shall cause each other Company to (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition except to the extent the failure to do so would not result in a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not have a Material Adverse Effect; (c) use the standard of care typical in the industry in the operation and maintenance of its (i) Borrowing Base Properties, and, (ii) as to its other Properties except where the failure to do so would not have a Material Adverse Effect; and (d) keep the Borrowing Base Properties in good order, repair, operating condition, and appearance, causing all necessary repairs, renewals, replacements, additions, and improvements to be promptly made, and not allow any of the Borrowing Base Properties to be misused, abused or wasted or to deteriorate (ordinary wear and tear excepted) except where the failure to do so would not have a Material Adverse Effect.

7.07                        Maintenance of Insurance.  Each of Parent and Borrower shall, and shall cause each other Company to, maintain with financially sound and reputable insurance companies not Affiliates of any Company, insurance (including flood insurance if available or required) with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

7.08                        Compliance with Laws.  Each of Parent and Borrower shall, and shall cause each other Subsidiary Guarantor to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not have a Material Adverse Effect.

7.09                        Books and Records.  Each of Parent and Borrower shall, and shall cause each other Company to: (a) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Company, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Company, as the case may be.

7.10                        Inspection Rights.  Subject to the rights of tenants, each of Parent and Borrower shall, and shall cause each other Loan Party to, permit representatives and independent contractors of Administrative Agent and each Lender, at the expense of the Administrative Agent or such Lender, to visit and inspect and photograph any Borrowing Base Property and any of its other properties, to examine its corporate, financial and operating records, and all recorded data of any kind or nature, regardless of the medium of recording including all software, writings, plans, specifications and schematics, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers all at the expense of Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the applicable Loan Party and no more often than once in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing; provided that when an Event of Default has occurred and is continuing Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice, subject to the rights of tenants.  Any inspection or audit of the Borrowing Base Properties or the books and records, including recorded data of any kind or nature, regardless of the medium of recording including software, writings, plans, specifications and schematics of any Loan Party, or the procuring of documents and financial and other information, by Administrative Agent on behalf of itself or on behalf of Lenders shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute any assumption of responsibility to any Loan Party or anyone else with regard to the condition, construction, maintenance or operation of the Borrowing Base Properties nor Administrative Agent’s approval of any certification given to Administrative Agent nor relieve any Loan Party of Borrower’s or any other Loan Party’s obligations.

7.11                        Use of Proceeds.  Each of Parent and Borrower shall, and shall cause each other Company to, use the proceeds of the Credit Extensions (a) to refinance the obligations of the Companies under existing facilities, (b) to finance the acquisition of Properties, (c) to pay operating and leasing expenses with respect to its Properties, and (d) for general corporate purposes, in each case, not in contravention of any Law or of any Loan Document.

7.12                        Environmental Matters.  Each of Parent and Borrower shall, and shall cause each other Loan Party to:

(a)                                 Violations; Notice to Administrative Agent.  Use reasonable efforts to:

(i)                                     Keep the Borrowing Base Properties free of Contamination;

(ii)                                  Promptly deliver to Administrative Agent a copy of each report pertaining to any Property or to any Loan Party prepared by or on behalf of such Loan Party pursuant to a material violation of any Environmental Requirement; and

(iii)                               As soon as practicable advise Administrative Agent in writing of any Environmental Claim or of the discovery of any Contamination on any Borrowing Base Property, as soon as any Loan Party first obtains knowledge thereof, including a description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

(b)                                 Site Assessments and Information.  If Parent or Borrower fails to comply with Section 7.12(a) or if any other Event of Default shall have occurred and be continuing, then if requested by Administrative Agent, at Borrower’s expense, deliver to Administrative Agent from time to time, but no more frequently than once per calendar year unless an Event of Default exists, in each case within seventy five (75) days after Administrative Agent’s request, an Environmental Assessment (hereinafter defined) made after the date of Administrative Agent’s request.  As used in this Agreement, the term “Environmental Assessment” means a report of an environmental assessment of any or all Borrowing Base Properties and of such scope so as to be compliant with the guidelines established by the ASTM (including the taking of soil borings and air and groundwater samples and other above and below ground testing) as Administrative Agent may reasonably request to be performed by a licensed environmental consulting firm reasonably acceptable to Administrative Agent.  Each applicable Loan Party shall cooperate with each consulting firm making any such Environmental Assessment and shall supply to the consulting firm all information available to such Loan Party to facilitate the completion of the Environmental Assessment.  If any Loan Party fails to furnish Administrative Agent within thirty (30) days after Administrative Agent’s request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if any Loan Party fails to furnish to Administrative Agent such Environmental Assessment within seventy five (75) days after Administrative Agent’s request, upon written notice to Parent and Borrower, Administrative Agent may cause any such Environmental Assessment to be made at Borrower’s expense and risk.  Subject to the rights of tenant, Administrative Agent and its designees are hereby granted access to the Borrowing Base Properties upon written notice, and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments.  Administrative Agent may disclose to any Governmental Authority, to the extent required by Applicable Law, any information Administrative Agent ever has about the environmental condition or compliance of the Borrowing Base Properties, but shall be under no duty to disclose any such information except as may be required by Law.  Administrative Agent shall be under no duty to make any Environmental Assessment of the Borrowing Base Properties, and in no event shall any such Environmental Assessment by Administrative Agent be or give rise to a representation that any Hazardous Material is or is not present on the Borrowing Base Properties, or that there has been or shall be compliance with any Environmental Requirement, nor shall any Company or any other Person be entitled to rely on any Environmental Assessment made by Administrative Agent or at Administrative Agent’s request but Administrative Agent shall deliver a copy of such report to Parent and Borrower.  Neither Administrative Agent nor any Lender owes any duty of care to protect any Company or any other Person against, or to inform them of, any Hazardous Material or other adverse condition affecting the Borrowing Base Properties.

(c)                                  Remedial Actions.  If any Contamination is discovered on any Borrowing Base Property at any time and regardless of the cause, (i) promptly at the applicable Loan Parties’ sole expense, remove, treat, and dispose of the Hazardous Material in compliance with all applicable Environmental Requirements in addition to taking such other action as is necessary to have the full use and benefit of such Borrowing Base Property as contemplated by the Loan Documents, and provide Administrative Agent with satisfactory evidence thereof; and (ii) if reasonably requested by Administrative Agent, provide to Administrative Agent within thirty (30) days of Administrative Agent’s request a bond, letter of credit, or other financial assurance, including self-assurance, evidencing to Administrative Agent’s satisfaction that all necessary funds are readily available to pay the costs and expenses of the actions required by the preceding clause (i) and to discharge any assessments or liens established against such Borrowing Base Property as a result of the presence of the Hazardous Material on the Borrowing Base Property. After completion of such remedial actions, the applicable Loan Party shall promptly request regulatory approval, take all reasonable measures to expedite issuance of such approval and upon receipt thereof deliver to Administrative Agent a letter indicating that no further action is required with respect to the applicable Borrowing Base Property or similar confirmation by the applicable regulator that all required remedial action as stated above has been taken and successfully completed to the satisfaction of the applicable regulator.  The Loan Parties shall not be deemed to have satisfied their remedial obligations under this provision until they have provided the Administrative Agent such confirmation.

7.13                        Condemnation, Casualty and Restoration.  Each of Parent and Borrower shall, and shall cause each other Loan Party to:

(a)                                 Give Administrative Agent notice of the actual or threatened commencement of any proceeding for the Condemnation of any Borrowing Base Property upon the applicable Subsidiary Guarantor’s receipt of written notice thereof and deliver to Administrative Agent copies of any and all papers served in connection with such proceedings.  Each applicable Loan Party shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys, and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Obligations at the time and in the manner provided for in this Agreement and the Obligations shall not be reduced until any Award shall have been actually received and applied by Administrative Agent, after the deduction of expenses of collection, to the reduction or discharge of the Obligations.  If any Borrowing Base Property or any portion thereof is taken by a condemning authority, then to the extent such Property is not removed by Borrower as a Borrowing Base Property in accordance with Section 4.09, the applicable Subsidiary Guarantor shall promptly commence and diligently prosecute the Restoration of such Borrowing Base Property.

(b)                                 If any Borrowing Base Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), and the aggregate cost of repair of such damage or destruction shall be equal to or in excess of the greater of (i) $5,000,000 and (ii) twenty five percent (25%) of the Borrowing Base Value of such Borrowing Base Property, give prompt notice of such Casualty to Administrative Agent.  To the extent such Property is not removed by Borrower as a Borrowing Base Property in accordance with Section 4.09, the applicable Loan Party shall diligently prosecute the Restoration of such Borrowing Base Property.  The applicable Loan Party shall pay all costs of such Restoration whether or not such costs are covered by insurance.  If an Event of Default has occurred and is then continuing, then the applicable Loan Party shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Administrative Agent.

7.14                        Ground Leases.  Solely with respect to Borrowing Base Property, each of Parent and Borrower shall, and shall cause each other Loan Party to:

(a)                                 Diligently perform and observe in all material respects all of the terms, covenants, and conditions of any Acceptable Ground Lease as tenant under such Acceptable Ground Lease; and

(b)                                 Promptly notify Administrative Agent of (i) the giving to the applicable Subsidiary Guarantor of any notice of any default by such Subsidiary Guarantor under any Acceptable Ground Lease and deliver to Administrative Agent a true copy of each such notice within five (5) Business Days of such Subsidiary Guarantor’s receipt thereof, and (ii) any bankruptcy, reorganization, or insolvency of the landlord under any Acceptable Ground Lease or of any notice thereof, and deliver to Administrative Agent a true copy of such notice within five (5) Business Days of the applicable Subsidiary Guarantor’s receipt.

(c)                                  Exercise any individual option to extend or renew the term of an Acceptable Ground Lease upon demand by Administrative Agent made at any time within thirty (30) days prior to the last day upon which any such option may be exercised, and each applicable Subsidiary Guarantor hereby expressly authorizes and appoints Administrative Agent as its attorney-in-fact to exercise any such option in the name of and upon behalf of such Subsidiary Guarantor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

If the applicable Subsidiary Guarantor shall default in the performance or observance of any term, covenant, or condition of any Acceptable Ground Lease on the part of such Subsidiary Guarantor and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, then Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants, and conditions of such Acceptable Ground Lease on the part of such Subsidiary Guarantor to be performed or observed on behalf of such Subsidiary Guarantor, to the end that the rights of such Subsidiary Guarantor in, to, and under such Acceptable Ground Lease shall be kept unimpaired and free from default.  If the landlord under any Acceptable Ground Lease shall deliver to Administrative Agent a copy of any notice of default under such Acceptable Ground Lease, then such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent, in good faith, in reliance thereon.

7.15                        Borrowing Base Properties.

(a)                                 Except where the failure to comply with any of the following would not have a Material Adverse Effect, each of Parent and Borrower shall, and shall use commercially reasonable efforts to cause each other Loan Party or the applicable tenant, to:

(i)                                     Pay all real estate and personal property taxes, assessments, water rates or sewer rents, ground rents, maintenance charges, impositions, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Borrowing Base Property, now or hereafter levied or assessed or imposed against any Borrowing Base Property or any part thereof (except those which are being contested in good faith by appropriate proceedings diligently conducted);

(ii)                                  Promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with any Borrowing Base Property (except those which are being contested in good faith by appropriate proceedings diligently conducted), and in any event never permit to be created or exist in respect of any Borrowing Base Property or any part thereof any other or additional Lien or security interest other than Liens permitted by Section 8.01; and

(iii)                               Operate the Borrowing Base Properties in a good and workmanlike manner and in all material respects in accordance with all Laws in accordance with such Loan Party’s prudent business judgment.

(b)                                 Except where the failure would not have a material and adverse effect on the value of the Borrowing Base Properties, taken as whole, each of Parent and Borrower shall, and shall cause each other Loan Party to, to the extent owned and controlled by a Loan Party, preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to each Borrowing Base Property.

7.16                        Subsidiary Guarantor Organizational Documents.

Each of Parent and Borrower shall, and shall cause each other Subsidiary Guarantor to, at its expense, maintain the Organization Documents of each Subsidiary Guarantor in full force and effect,

without any cancellation, termination, amendment, supplement, or other modification of such Organization Documents, except as explicitly required by their terms (as in effect on the date hereof), except for amendments, supplements, or other modifications that do not adversely affect the interests of the Lenders under the applicable Subsidiary Guarantor in any material respect.

Article VIII.
Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (excluding contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

8.01                        Liens.  Each of Parent and Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any Borrowing Base Property, other than the following:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens existing on the date hereof and listed on Schedule 8.01;

(c)                                  Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                                   easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g)                                  Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(i);

(h)                                 the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person;

(i)                                     Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Leases Obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases;

(j)                                    Liens securing obligations in the nature of the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(k)                                 all Liens, encumbrances and other matters disclosed in any owner’s title insurance policies or other title reports and updated thereof accepted by Administrative Agent; and

(l)                                     such other title and survey exceptions as Administrative Agent has approved in writing in Administrative Agent’s reasonable discretion.

8.02                        Indebtedness.  Each of Parent and Borrower shall not, nor shall it permit any other Loan Party to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Indebtedness outstanding on the date hereof and listed on Schedule 8.13 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c)                                  Guarantees of (i) the Borrower or the Parent in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor, (ii) the Parent or the Borrower, in respect of Indebtedness otherwise permitted hereunder of any Non-Guarantor Subsidiary if, in the case of any Guarantee pursuant to this clause (ii), (x) no Default shall exist immediately before or immediately after the making of such Guarantee, and (y) there exists no violation of the financial covenants set forth in Section 8.14 hereunder on a pro forma basis after the making of such Guarantee, and (iii) Non-Guarantor Subsidiaries made in the ordinary course of business;

(d)                                 obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

(e)                                  Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 8.01(i), and unsecured Indebtedness in the form of trade payables incurred in the ordinary course of business;

(f)                                   Unsecured Indebtedness under the Revolving Credit Agreement;

(g)                                  Unsecured Indebtedness of the Borrower and its Subsidiaries and unsecured guarantees with respect to such Unsecured Indebtedness, provided that (i) such Indebtedness shall at all times remain Unsecured Indebtedness in all respects (including, for the avoidance of doubt, that the Equity Interests of any Guarantor shall not be pledged as security for any such Indebtedness), (ii) both before and immediately after giving effect to the incurrence of any such Unsecured Indebtedness, no Default or Event of Default has occurred or is continuing, (iii) prior to incurring any such Unsecured Indebtedness, the Borrower shall be in compliance with Section 2.05(b) and each of the financial covenants set forth in Section 8.14 of this Agreement on a pro forma basis immediately after giving effect to such Unsecured Indebtedness; and

(h)                                 Indebtedness of the Borrower or the Parent incurred or assumed after the date hereof that is either Unsecured Indebtedness or is secured by Liens on assets of the Parent or the Borrower (other than any Unencumbered Property that is a Borrowing Base Property or the Equity Interests in any Loan Party); provided, such Indebtedness shall be permitted under this Section 8.02(h) only if: (i) no Default shall exist immediately before or immediately after the incurrence or assumption of such Indebtedness, and (ii) there exists no violation of the financial covenants set forth in Section 8.14 hereunder on a pro forma basis after the incurrence or assumption of such Indebtedness.

8.03                        Investments.  Neither Parent nor Borrower shall have and shall not permit the Companies’ to have any Investments other than:

(a)                                 Investments in the form of cash or Cash Equivalents;

(b)                                 Investments existing on the date hereof and set forth on Schedule 6.13;

(c)                                  advances to officers, directors and employees of the Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(d)                                 Investments of the Guarantor and the Borrower in the form of Equity Interests and investments of the Borrower in any wholly-owned Subsidiary, and Investments of Borrower directly in, or of any wholly-owned Subsidiary in another wholly-owned Subsidiary which owns, real property assets which are functional industrial, manufacturing, warehouse/distribution and/or office properties located within the United States, provided in each case the Investments held by Borrower or Subsidiary are in accordance with the provisions of this Section 8.03 other than this Section 8.03(d);

(e)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(f)                                   Investments in non-wholly owned Subsidiaries and Unconsolidated Affiliates not to at any time exceed twenty-five (25%) of Total Asset Value;

(g)                                  Investments in mortgages and mezzanine loans not to at any time exceed fifteen percent (15%) of Total Asset Value;

(h)                                 Investments in unimproved land holdings and Construction in Progress not to at any time exceed ten percent (10%) of Total Asset Value;

(i)                                     Investments by the Parent for the redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of Parent or Borrower now or hereafter outstanding to the extent permitted under Section 8.06 below; and

(j)                                    Other Investments not to exceed at any time ten percent (10%) of Total Asset Value;

provided, that the aggregate Investments of the types described in clauses (f) through (h) above shall not at any time exceed thirty percent (30%) of Total Asset Value.

8.04                        Fundamental Changes.  Each of Parent and Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default has occurred and is continuing or would result therefrom:

(a)                                 any Loan Party (other Parent or Borrower) may merge with (i) Parent or Borrower, provided that Parent or Borrower, as applicable, shall be the continuing or surviving Person, or (ii) any other Loan Party, or (iii) any other Person provided that, if it owns a Borrowing Base Property and is not the surviving entity, then Borrower has complied with Section 4.09 to remove such Borrowing Base Property from the Borrowing Base;

(b)                                 any Loan Party (other than Parent or Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Loan Party;

(c)                                  any Loan Party may Dispose of a Property owned by such Loan Party in the ordinary course of business and for fair value; provided that if such Property is a Borrowing Base Property, then Borrower shall have complied with Section 4.09; and

(d)                                 Parent or Borrower may merge or consolidate with another Person so long as either Parent or Borrower, as the case may be, is the surviving entity, shall remain in pro forma compliance with the covenants set forth in Section 8.14 below after giving effect to such transaction, and the Borrower shall have given the Agent at least fifteen (15) Business Days’ prior written notice of such merger or consolidation, such notice to include a certification as to the pro forma compliance referenced above, with the Borrower agreeing to provide such other financial information as the Administrative Agent shall reasonably request in order to verify such pro forma compliance.

Nothing in this Section shall be deemed to prohibit the sale or leasing of Property or portions of Property in the ordinary course of business.

8.05                        Dispositions.  Each of the Parent, the Borrower or any Loan Party shall not make any Disposition or enter into any agreement to make any Disposition, except:

(a)                                 Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                 Dispositions of inventory in the ordinary course of business;

(c)                                  Any other Dispositions of Properties or other assets in an arm’s length transaction; provided that (i) if such Property is a Borrowing Base Property, then Borrower shall have complied with Section 4.09 and (ii) the Borrower and the Parent will remain in pro forma compliance with the covenants set forth in Section 8.14 after giving effect to such transaction.

8.06                        Restricted Payments.  Each of Parent and Borrower shall not, nor shall it permit any other Company to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment other than (a) Minimum Distributions, (b) Restricted Payments made by any Company to the Borrower or the Parent, or (c)  provided no Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom, other Restricted Payments.

8.07                        Change in Nature of Business.  Except for Investments permitted under Section 8.03, each of Parent and Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Companies on the date hereof or any business substantially related or incidental thereto.

8.08                        Transactions with Affiliates.  Each of Parent and Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, enter into any transaction of any kind with any Affiliate of a Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party as would be obtainable by such Company at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

8.09                        Burdensome Agreements.  Each of Parent and Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that directly or indirectly prohibits any Company from (a) creating or incurring any Lien on any Borrowing Base Property unless simultaneously therewith, such Borrowing Base Property is released from the Borrowing Base pursuant to Section 4.09, (b) limiting the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.02(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (c) requiring the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

8.10                        Use of Proceeds.  Each of Parent and Borrower shall not, nor shall it permit any other Company to, directly or indirectly, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11                        Borrowing Base Properties; Ground Leases.  Each of Parent and Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly:

(a)                                 Use or occupy or conduct any activity on, or knowingly permit the use or occupancy of or the conduct of any activity on any Borrowing Base Properties by any tenant, in any manner which violates any Law or which constitutes a public or private nuisance in any manner which would have a Material Adverse Effect or which makes void, voidable, or cancelable any insurance then in force with respect thereto or makes the maintenance of insurance in accordance with Section 7.07 commercially unreasonable (including by way of increased premium);

(b)                                 Without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed), initiate or permit any zoning reclassification of any Borrowing Base Property or seek any variance under existing zoning ordinances applicable to any

Borrowing Base Property or use or knowingly permit the use of any Borrowing Base Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Laws;

(c)                                  Without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed), (i) impose any material easement, restrictive covenant, or encumbrance upon any Borrowing Base Property, (ii) execute or file any subdivision plat or condominium declaration affecting any Borrowing Base Property, or (iii) consent to the annexation of any Borrowing Base Property to any municipality;

(d)                                 Do any act, or suffer to be done any act by any Company or any of its Affiliates, which would reasonably be expected to materially decrease the value of any Borrowing Base Property (including by way of negligent act);

(e)                                  Without the prior written consent of all the Lenders (which consent shall not be unreasonably withheld or delayed), permit any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Borrowing Base Property regardless of the depth thereof or the method of mining or extraction thereof;

(f)                                   Allow there to be less than twenty-five (25) Borrowing Base Properties as of any date of determination;

(g)                                  Allow the Total Asset Value of the Borrowing Base Properties to be less than One Hundred Fifty Million Dollars ($150,000,000.00);

(h)                                 Without the prior consent of the Lenders (which consent shall not be unreasonably withheld or delayed), surrender the leasehold estate created by any Acceptable Ground Lease or terminate or cancel any Acceptable Ground Lease or materially modify, change, supplement, alter, or amend any Acceptable Ground Lease, either orally or in writing, in each case, to the extent such event would reasonably be expected to be materially adverse to the interests of the Lenders; and

(i)                                     Enter into any Contractual Obligations related to any Borrowing Base Property providing for the payment a management fee (or any other similar fee) to anyone other than a Company if, with respect thereto, the Administrative Agent has reasonably required that such fee be subordinated to the Obligations in a manner satisfactory to Administrative Agent, and an acceptable subordination agreement has not yet been obtained.

8.12                        Environmental Matters.  Each of Parent and Borrower shall not knowingly directly or indirectly:

(a)                                 Cause, commit, permit, or allow to continue (i) any violation of any Environmental Requirement by or with respect to any Borrowing Base Property or any use of or condition or activity on any Borrowing Base Property, or (ii) the attachment of any environmental Liens on any Borrowing Base Property, in each case, that could reasonably be expected to have a Material Adverse Effect; and

(b)                                 Place, install, dispose of, or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping, or release of, any Hazardous Material on any Borrowing Base Property in any manner that could reasonably be expected to have a Material

Adverse Effect.  Any Hazardous Material disclosed in an environmental report delivered to the Administrative Agent or otherwise permitted pursuant to any Lease affecting any Borrowing Base Property shall be permitted on any Borrowing Base Property so long as such Hazardous Material is maintained in compliance in all material respects with all applicable Environmental Requirements.

(c)                                  Place or install, or allow the placing or installation of any storage tank (or similar vessel) on any Borrowing Base Property except that any storage tank (or similar vessel or any replacement thereof) disclosed in an environmental report delivered to the Administrative Agent or permitted pursuant to any Lease affecting any Borrowing Base Property shall be permitted on any Borrowing Base Property so long as such storage tank (or similar vessel) is maintained in compliance in all material respects with all applicable Environmental Requirements.

(d)                                 Use any Hazardous Material on any Borrowing Base Property except: (i) as reasonably necessary in the ordinary course of business; (ii) in compliance with applicable Environmental Requirements; and (iii) in such a manner which could not reasonably be expected to have a Material Adverse Effect.

8.13                        Negative Pledge; Indebtedness.  Each of Parent and Borrower shall not permit:

(a)                                 The Equity Interests of Borrower held by Parent to be subject to any Lien.

(b)                                 Any Person (other than Parent or Borrower) that directly or indirectly owns Equity Interests in any Subsidiary Guarantor to (i) incur any Secured Indebtedness (other than Indebtedness listed on Schedule 8.13), (ii) provide Guarantees to support Secured Indebtedness (other than Indebtedness listed on Schedule 8.13), or (iii) have its Equity Interests subject to any Lien or other encumbrance (other than in favor of the Administrative Agent).

(c)                                  Any Subsidiary Guarantor that owns a Borrowing Base Property to incur any Secured Indebtedness.

8.14                        Financial Covenants.  Parent shall not, directly or indirectly, permit:

(a)                                 Maximum Consolidated Leverage Ratio.  As of the last day of any fiscal quarter, the Consolidated Leverage Ratio to exceed sixty percent (60%);

(b)                                 Maximum Secured Leverage Ratio. As of the last day of any fiscal quarter, the Secured Leverage Ratio to exceed forty-five percent (45%);

(c)                                  Maximum Unencumbered Leverage Ratio.  As of the last day of any fiscal quarter, the Unencumbered Leverage Ratio to exceed sixty percent (60%);

(d)                                 Maximum Secured Recourse Debt.  As of the last day of any fiscal quarter, the Secured Recourse Debt Ratio to exceed seven-and-one-half percent (7.5%);

(e)                                  Minimum Fixed Charge Ratio.  As of the last day of any fiscal quarter, the Fixed Charge Ratio for the Parent, on a consolidated basis, for the fiscal quarter then ended, annualized, to be less than 1.5 to 1.0;

(f)                                   Minimum Tangible Net Worth.  As of the last day of any fiscal quarter, the Tangible Net Worth of Parent, on a consolidated basis, to be less than the sum of (i)

$502,634,000.00, plus (ii) seventy-five percent (75%) of net proceeds of any Equity Issuances received by Parent or Borrower after September 10, 2012 (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in Borrower or Parent, up to the amount paid by Borrower or Parent in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that neither Borrower nor Parent shall have increased its Net Worth as a result of any such proceeds).

Article IX.
Events of Default and Remedies

9.01                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) days after the same becomes due, any interest on any Loan due hereunder, except that there shall be no grace period for interest due on any applicable Maturity Date, or (iii) within ten (10) days after notice from Administrative Agent, any other amount payable to Administrative Agent or any Lender hereunder or under any other Loan Document except that there shall be no grace period for any amount due on any Maturity Date; or

(b)                                 Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.11 or Article VIII (other than Sections 8.11(a), (b), (c) and (e), or 8.13) or Parent fails to perform or observe any term, covenant or agreement contained in the Parent Guaranty or any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained in the Subsidiary Guaranty; or

(c)                                  Performance.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, or 7.03, and such failure continues unremedied for ten (10) Business Days after such failure has occurred; or

(d)                                 Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b), or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after the earlier of notice from Administrative Agent or the actual knowledge of the Loan Party, and in the case of a default that cannot be cured within such thirty (30) day period despite Borrower’s diligent efforts but is susceptible of being cured within ninety (90) days of Borrower’s receipt of Administrative Agent’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of ninety (90) days from Borrower’s receipt of Administrative Agent’s original notice, subject in each instance to the Borrower’s remedial rights under Section 7.12(c); or

(e)                                  Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made and shall not be cured or remedied so that such representation, warranty, certification or statement of fact is no longer incorrect or misleading within ten (10) days after the earlier of notice from Administrative Agent or the actual knowledge of any Loan Party thereof; or

(f)                                   Cross-Default.  (i) Any Company (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), after the expiration of any applicable grace periods, in respect of any Indebtedness or Guarantee (other than (x) Indebtedness hereunder, and (y) Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness or more than the Threshold Amount to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Company is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Company is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Company as a result thereof is greater than the Threshold Amount; or

(g)                                  Insolvency Proceedings, Etc.  Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(h)                                 Inability to Pay Debts; Attachment.  (i) Parent or Borrower becomes unable to pay its debts as they become due, or any Loan Party admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Loan Party and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(i)                                     Judgments.  There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(j)                                    ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would result in liability of any Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(k)                                 Invalidity of Loan Documents.  Any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in all material respects; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, except as expressly permitted hereunder; or

(l)                                     REIT Status of Parent.  Parent ceases to be treated as a REIT or the Parent Shares shall fail to be listed and traded on the New York Stock Exchange; or

(m)                             Change of Control.  There occurs any Change of Control.

9.02                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated; and

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, including any Prepayment Premium due prior to such acceleration, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and

(c)                                  exercise any and all rights under any Loan Document and to exercise all rights and remedies under applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Administrative Agent or any Lender.

9.03                        Application of Funds.  After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and the Prepayment Premium) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, and other Obligations, ratably among the Lenders, in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders, in proportion to the respective amounts described in this clause Fourth held by them; and

Fifth, to payment of any Prepayment Premium which was due prior to acceleration, ratably among the Lenders, in proportion to the respective amounts described in clause Fourth held by them;

Sixth, to payment of any amounts due to the Administrative Agent or any Lender under any indemnification provision in any Loan Document; and

Last, the balance, if any, after all of the Obligations have been paid in full, to Borrower or as otherwise required by Law.

Article X.
Administrative Agent

10.01                 Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.02                 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03                 Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04                 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05                 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06                 Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the reasonable approval of the Borrower (with any Lender or affiliate of a Lender being deemed approved, unless such Lender is a Defaulting Lender, and which approval shall not be required if an Event Default shall be in existence), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any pledge security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section

3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

10.07                 Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08                 No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunner, Lead Arranger, Documentation Agent or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender hereunder.

10.09                 Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10                 Guaranty Matters.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under a Guaranty pursuant to the terms of this Agreement.

Article XI.
Miscellaneous

11.01                 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)                                 waive any condition set forth in Section 5.01(a) without the written consent of each Lender;

(b)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

(c)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to a Lender or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)                                 reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided that only the consent of Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest at the Default Rate;

(e)                                  change Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)                                   change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)                                  release all or substantially all of the value of the Guaranties without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 4.09 (in which case such release may be made by Administrative Agent acting alone);

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.  All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.

11.02                 Notices; Effectiveness; Electronic Communication.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to Borrower or Administrative Agent to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) resulting therefrom.

(d)                                 Change of Address, Etc.  Each of Borrower and Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower and Administrative Agent.  In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its Equity Interests for purposes of United States Federal or state securities laws.

(e)                                  Reliance by Administrative Agent and Lenders.  Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Borrower shall indemnify Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower.  All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03                 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of Required Lenders, enforce any rights and remedies available to it and as authorized by Required Lenders.

11.04                 Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.  Each Loan Party shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including

(a) the reasonable fees, charges and disbursements of counsel for Administrative Agent; (b) fees and charges of each consultant, inspector, and engineer; (c) uniform commercial code searches; (d) judgment and tax lien searches for Borrower and each Guarantor; (e) escrow fees; and (f) documentary taxes, in connection with the initial syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii)  all reasonable out-of-pocket expenses incurred by Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for Administrative Agent or any Lender (only if a Default shall be in existence)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, however that the Borrower shall not be required to pay the expenses of more than one counsel for the Lenders (in addition to expenses for any appropriate local or special counsel) in connection with such workout or enforcement to the extent the Lenders reasonably determine that joint representation is appropriate under the circumstances.

(b)                                 Indemnification.  Parent and Borrower shall jointly and severally indemnify Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party resulting from any action, suit, or proceeding relating to (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Damages related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee, (x) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) for which an Indemnitee has been compensated pursuant to the terms of this Agreement, the Fee Letter or the Mandate Letter, or (z) to the extent based upon contractual obligations of such Indemnitee owing by such Indemnitee to any third party which are not expressly set forth in this Agreement.

(c)                                  [Reserved]

(d)                                 Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by the Loan Parties to Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(e)                                  Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f)                                   Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(g)                                  Survival.  The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments, and the repayment, satisfaction or discharge of all the other Obligations.

11.05                 Payments Set Aside.  To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent (without relieving Borrower of its obligation to make any such payment so required), plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06                 Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may, at no cost or expense to any Loan Party (except as provided in Section 11.13), at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000, and the amount assigned to the Eligible Assignee shall not be less than $10,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible

Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or to any Federal Reserve Bank provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $4,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made (A) to Parent or Borrower or any of their Affiliates or Subsidiaries, or (B) without the consent of the Administrative Agent and the Borrower, to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person, or (D) without the consent of the Borrower, to any Excluded Party.

(vi)                              Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment, provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person, an Excluded Party, a Defaulting Lender or Parent or Borrower or any of their Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(d) without regard to the existence of any participation.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Sections 11.01(a) through (g) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                                   Reserved.

11.07                 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process so long as Administrative Agent and any Lender, as the case may be, requests confidential treatment of such Information to the extent permitted by Law (provided that the requesting Administrative Agent or Lender shall not be responsible for the failure by any such party to keep the Information confidential), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 3.06(c), Section 11.13 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i)  any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower provided that the source of such information was not at the time known to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such Information.  For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08                 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such

Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower.  In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents , and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, by email with a pdf copy attached, or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13                 Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01, 3.04 and 3.05) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                                 such assignment does not conflict with applicable Laws.

(e)                                  A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH OF THE PARENT, THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 PROVIDED THAT, IN THE CASE OF SERVICE ON ANY LOAN PARTY A COPY IS ALSO DELIVERED TO KATHRYN ARNONE, GENERAL COUNSEL FOR PARENT AND BORROWER.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)                                  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE,

AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.15                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Parent, Borrower, and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by Administrative Agent and Lead Arranger are arm’s-length commercial transactions between Parent, Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Administrative Agent and Lead Arranger, on the other hand, (B) each of Parent, Borrower, and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) Administrative Agent and Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Parent, Borrower, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent nor Lead Arranger has any obligation to Parent, Borrower, any other Loan Party, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, Borrower, the other Loan Parties, and their respective Affiliates, and neither Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests to Parent, Borrower, any other Loan Party, or any of their respective Affiliates.  To the fullest extent permitted by Law, each of Parent, Borrower, and the other Loan Parties hereby waives and releases any claims that it may have against Administrative Agent and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.16                 Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures , the electronic matching or assignment terms and contract formations on electronic platforms approved by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17                 USA PATRIOT ACT.  Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the

Act.  Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.18                 ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STAG Industrial GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Stephen C. Mecke
	Name:	Stephen C. Mecke
	Title:	Authorized Officer

PARENT:

STAG INDUSTRIAL, INC., a Maryland corporation

By:	/s/ Stephen C. Mecke
	Name:	Stephen C. Mecke
	Title:	Authorized Officer

[Signature page to Term Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ D. Bryan Gregory
Name:	D. Bryan Gregory
Title:	Director

[Signature page to Term Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ D. Bryan Gregory
Name:	D. Bryan Gregory
Title:	Director

[Signature page to Term Loan Agreement]

TD BANK, N.A., as Lender

By:	/s/ Michael J. Pappas
Name:	Michael J. Pappas
Title:	Vice President

[Signature page to Term Loan Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Ashish Tandon
Name:	Ashish Tandon
Title:	Vice President

[Signature page to Term Loan Agreement]

REGIONS BANK, as Lender

By:	/s/ Vincent Hughes
Name:	Vincent Hughes
Title:	Vice President

[Signature page to Term Loan Agreement]

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Loan Commitment	Applicable Percentage
WELLS FARGO BANK, N.A	$60,000,000.00	40%

TD BANK, N.A.	$30,000,000.00	20%

CAPITAL ONE, NATIONAL ASSOCIATION	$30,000,000.00	20%

REGIONS BANK	$30,000,000.00	20%

Total	$150,000,000.00	100.000000000%

SCHEDULE 4.01

INITIAL BORROWING BASE PROPERTIES

Owner	Property Address	Location
STAG III Albion, LLC

(1) 1105 Weber Road; (2) 1515 East State Road 8; (3) 1563 East State Road 8; (4) 1545 East State Road 8; (5) 600 South 7th Street; (6) 1514 Progress Drive; (7) 907 Weber Road all in Albion, IN (8) 811 Commerce Drive,
Kendallville, IN

Indiana
STAG III Arlington, LP	3311 Pinewood Drive, Arlington, TX	Texas
STAG III Boardman, LLC	365 McClurg Road, Boardman, OH 8401 Southern Boulevard, Boardman, OH	Ohio
STAG III Canton, LLC	818 Mulberry Street, Canton, OH	Ohio
STAG III Chesterfield, LLC	(1) 50501 East Russell Schmidt Boulevard (2) 50900 East Russell Schmidt Boulevard (3) 50271 East Russell Schmidt Boulevard and (4) 50371 East Russell Schmidt Boulevard all located in Chesterfield, MI	Michigan
STAG III Cincinnati, LLC	1011 Glendale Milford Road, Cincinnati, OH 10419 Chester Road, Woodlawn, OH	Ohio
STAG III Elkhart, LLC	23590 County Road 6, Elkhart, IN 53105 Marina Drive, Elkhart, IN	Indiana
STAG III Fairfield, LLC	6051 North Lee Highway, Fairfield, VA	Virginia
STAG III Farmington, LLC	5786 Collett Road, Farmington, NY	New York
STAG III Holland 2, LLC	900 Brooks Avenue, Holland, MI	Michigan
STAG III Holland, LLC	414 E. 40th Street, Holland, MI	Michigan

STAG III Jackson, LLC	4795 I-55 North, Jackson, MS 1102 Chastain Drive, Jackson, MS	Mississippi
STAG III Jefferson, LLC	165 American Way, Jefferson, NC	North Carolina
STAG III Lewiston, LLC	19 Mollison Way, Lewiston, ME	Maine
STAG III Malden, LLC	219 & 243 Medford Street, Malden, MA	Massachusetts
STAG III Mason, LLC	800 Pennsylvania Avenue, Salem, OH	Ohio
STAG III Mayville, LLC	605 Fourth Street, Mayville, WI	Wisconsin
STAG III Milwaukee 2, LLC	8900-8970 North 55th Street, Village of Brown Deer, WI	Wisconsin
STAG III Milwaukee, LLC	4077 North First Street, Milwaukee, WI	Wisconsin
STAG III Newark, LLC	111 and 113 Pencader Drive, Newark, DE	Delaware
STAG III Pensacola, LLC	1301 North Palafox Street, Pensacola, FL 3100 West Fairfield Drive, Pensacola, FL	Florida
STAG III Pocatello, LLC	805 North Main Street, Pocatello, ID	Idaho
STAG III Rapid City, LLC	1400 Turbine Drive, Rapid City, SD	South Dakota
STAG III Sergeant Bluff, LLC	102 Sergeant Square Drive, Sergeant Bluff, IA	Iowa
STAG III Tavares, LLC	476 Southridge Industrial Drive, Tavares, FL	Florida
STAG III Twinsburg, LLC	7990 Bavaria Road, Twinsburg, OH	Ohio
STAG III Youngstown, LLC	300 Spencer Mattingly Lane, Bardstown, KY	Kentucky
STAG IV Alexandria, LLC	4750 Country Road 13 NE, Alexandria, MN	Minnesota
STAG Arlington 2, L.P.	401 North Great Southwest Parkway, Arlington, TX	Texas
STAG Atlanta, LLC	3755 Atlanta Industrial Parkway, Atlanta, GA	Georgia
STAG Avon, LLC	60 Security Drive, Avon, CT	Connecticut
STAG IV Belfast, LLC	21 Schoodic Drive, Belfast, ME 32 Katahdin Avenue (f/k/a One Hatley Road), Belfast, ME	Maine
STAG Bellevue, LLC	300 Enterprise Drive,	Ohio

Bellevue, OH
STAG Buffalo, LLC	1236-1250 William Street, Buffalo, NY	New York
STAG IV Cheektowaga, LLC	60 Industrial Parkway, Cheektowaga, NY	New York
STAG IV Danville, LLC	1355 Lebanon Road, Danville KY 1707 Shorewood Road, LaGrange, GA	Kentucky, Georgia
STAG Edgefield, LLC	1 Tranter Drive, Edgefield, SC	South Carolina
STAG Franklin, LLC	2001 Commerce Drive Franklin, IN	Indiana
STAG Huntersville, LLC	13201 Reese Boulevard, Huntersville, NC	North Carolina
STAG Lansing 2, LLC	2780 Sanders Road, Lansing, MI	Michigan
STAG IV Lexington, LLC	200 Woodside Drive, Lexington, NC	North Carolina
STAG IV Newton, LLC	1500 Prodelin Drive, Newton, NC	North Carolina
STAG Orlando, LLC	7050 Overland Road, Orlando, FL	Florida
STAG Pineville, LLC	10519 Industrial Drive, Pineville, NC	North Carolina
STAG IV Pittsburgh 2, LLC	405 Keystone Drive, Cranberry Township, PA	Pennsylvania
STAG Portland 2, LLC	3150 Barry Drive, Portland, TN	Tennessee
STAG Reading, LLC	171 — 173 Tuckerton Road Muhlenberg Township, PA	Pennsylvania
STAG Rogers 2, LLC	1101 Easy Street, Rogers, Arkansas	Arkansas
STAG IV Rural Hall, LLC	300 Forum Parkway, Rural Hall, NC	North Carolina
STAG IV Seville, LLC	5160 & 5180 Greenwich Road, Seville, OH	Ohio
STAG Simpsonville, LLC	101 and 103 Harrison Bridge Road, Simpsonville, SC	South Carolina
STAG Smithfield, LLC	3250 Highway 70 Business West, Smithfield, NC	North Carolina
STAG South Bend, LLC	3310 William Richardson Court, South Bend, IN	Indiana
STAG Spartanburg, LLC	150-160 National Avenue Spartanburg, SC	South Carolina
STAG IV Sun Prairie, LLC	1615 Commerce Drive, Sun Prairie, WI	Wisconsin
STAG IV Waco, LP*	101 Apron Road, Waco, TX	Texas
STAG BUENA VISTA,	3200 Green Forest Avenue,	Virginia

LLC	Buena Vista, VA
STAG CHICOPEE, LLC	2189 Westover Road, Chicopee, MA	Massachusetts
STAG DALLAS, LLC	351 Thomas D. Murphy Drive, Dallas, GA	Georgia
STAG DE PERE, LLC	2191 American Boulevard, DePere, WI	Wisconsin
STAG DUNCAN, LLC	110 Hidden Lakes Circle and 112 Hidden Lakes Circle, Duncan, SC	South Carolina
STAG GURNEE, LLC	3800 Swanson Court, Gurnee, IL	Illinois
STAG HARRISONBURG, LLC	4500 Early Road, Harrisonburg, VA	Virginia
STAG KANSAS CITY 2, LLC	1508 North Chouteau Trafficway, Kansas City, MO	Missouri
STAG MEBANE 1, LLC	7412 Oakwood Street, Mebane, NC	North Carolina
STAG MEBANE 2, LLC	7600 Oakwood Street, Mebane, NC	North Carolina
STAG MONTGOMERY, LLC	2001 Baseline Road, Montgomery, IL	Illinois
STAG GI NEW JERSEY, LLC	190 Strykers Road, Lopatcong, NJ 251 Circle Drive North, Piscataway, NJ	New Jersey
STAG SMYRNA, LLC	3500 Highlands Parkway, Smyrna, GA	Georgia
STAG STATHAM, LLC	1965 Statham Drive, Statham, GA	Georgia
STAG TOLEDO, LLC	1800 Jason Street, Toledo, OH	Ohio
STAG WOODSTOCK, LLC	1005 Courtaulds Drive, Woodstock, IL	Illinois
STAG Orangeburg, LLC	2500 St. Mathews Road, Orangeburg, SC	South Carolina
STAG Columbia, LLC	185 McQueen Street, Columbia, SC	South Carolina
STAG Dekalb, LLC	1085 Peace Road, Dekalb, IL	Illinois
STAG Golden, LLC	16200 Table Mountain Road, Golden, CO	Colorado
STAG Houston 2, L.P.	4949 Windfern Road, Houston, TX	Texas
STAG Idaho Falls, LLC	3900 South American Way, Idaho Falls, ID	Idaho
STAG Londonderry, LLC	29 Jacks Bridge Road, Londonderry, NH	New Hampshire

STAG Marion 2, LLC	6301 North Gateway Drive, Marion, IA	Iowa
STAG Mishawaka, LLC	400 South Byrkit Street, Mishawaka, IN	Indiana
STAG Ocala, LLC	650 S.W. 27th Avenue, Ocala, FL	Florida
STAG Southfield, LLC	23300 Northwestern Highway, Southfield, MI	Michigan
STAG Southfield 2, LLC	23300 Northwestern Highway, Southfield, MI	Michigan
STAG Mt. Prospect, LLC	699 N. Wheeling Road, Mt. Prospect, IL	Illinois
STAG Williamsport, LLC	3300 Wahoo Drive, Williamsport, PA	Pennsylvania
STAG Belvidere I, LLC	1701 Industrial Court, Belvidere, IL	Illinois
STAG Belvidere II, LLC	1805 Industrial Court, Belvidere, IL	Illinois
STAG Belvidere III, LLC	725 Landmark Drive, Belvidere, IL	Illinois
STAG Belvidere IV, LLC	888 Landmark Drive, Belvidere, IL	Illinois
STAG Belvidere, V, LLC	3925 Morreim Drive, Belvidere, IL	Illinois
STAG Belvidere VI, LLC	725 Logistics Drive, Belvidere, IL	Illinois
STAG Belvidere VII, LLC	795 Landmark Drive, Belvidere, IL	Illinois
STAG Belvidere VIII, LLC	857 Landmark Drive, Belvidere, IL	Illinois
STAG Kentwood, LLC	4070 East Paris Avenue, Kentwood, MI	Michigan
STAG Marshall, LLC	1511 George Brown Drive, Marshall, MI	Michigan
STAG Nashville, LLC	3258 Ezell Pike, Nashville, TN	Tennessee
STAG Catoosa, LLC	5275 North Grand Road, Catoosa, OK	Oklahoma
STAG New Berlin, LLC	5600 S. Moorland Road, New Berlin, WI	Wisconsin
STAG Hampstead, LLC	630 Hanover Pike, Hampstead, MD	Maryland
STAG New Hope, LLC	5520 North Highway 169, New Hope, MN	Minnesota
STAG Springfield, LLC	1000 Titus Road, Springfield, OH	Ohio
STAG Orlando 2, LLC	1854 Central Florida Parkway, Orlando, FL	Florida
STAG North Jackson 2, LLC	500 South Bailey Road, North Jackson, OH	Ohio

STAG Mebane 3, LLC	7110 E. Washington Street, Mebane, NC	North Carolina
STAG Shannon, LLC	212 Burlington Road, Shannon, GA	Georgia
STAG Lansing 4, LLC	2051 South Canal Road, Lansing, MI	Michigan
STAG South Holland, LLC	16750 South Vincennes Road, South Holland, IL	Illinois
STAG Sauk Village, LLC	21399 Torrence Avenue, Sauk Village, IL	Illinois
STAG Harvard, LLC	875 West Diggins Street, Harvard, IL	Illinois
STAG Mascot, LLC	2122 Holston Bend Dr, Mascot, TN	Tennessee
STAG Janesville, LLC	2929 Venture Drive and 2928 Venture Drive, Janesville, WI	Wisconsin
STAG Allentown, LLC	7132 Daniels Drive, Allentown, PA	Pennsylvania
STAG Nashua, LLC	80 Northwest Boulevard, Nashua, NH	New Hampshire
STAG Strongsville, LLC	12930 Darice Parkway, Strongsville, OH	Ohio

*The Property owned by STAG IV Waco, LP meets the requirements of an Acceptable Property and the requirements of Section 4.04 for admittance as a Borrowing Base Property with the exception of the Occupancy Rate requirement set forth in Section 4.04(e); accordingly such Property will not be formally included as a Borrowing Base Property until such time as such Property meets the Occupancy Rate requirement set forth Section 4.04(e), provided such Property continues to meet the other requirements of an Acceptable Property and Section 4.04 when the Occupancy Rate is satisfied.

SCHEDULE 6.06

LITIGATION

None.

SCHEDULE 6.09

ENVIRONMENTAL MATTERS

As disclosed in the Environmental Reports delivered to the Lenders.

SCHEDULE 6.13

SUBSIDIARIES,

OTHER EQUITY INTERESTS AND SUBSIDIARY GUARANTORS

Part (a).                                                  All Subsidiaries of Parent and Borrower.

Parent

Direct Subsidiaries (percentages reflect Parent ownership interest):

STAG Industrial GP, LLC (100%)

Borrower (86.39 % of the limited partnership interests as of 2/28/14)

Indirect Subsidiaries:

All held through Borrower (see below)

Borrower

Direct Subsidiaries (100% ownership by Borrower unless noted otherwise):

STAG Industrial Management, LLC (99% - remaining 1% owned by STAG TRS, LLC)(1)

STAG Industrial Holdings, LLC

STAG Industrial Holdings II, LLC

STAG Investments Holdings III, LLC

STAG Investments Holdings IV, LLC

STAG GI Investments Holdings, LLC

STAG Industrial TRS, LLC

Indirect Subsidiaries:

STAG III Albion, LLC

STAG III Appleton, LLC

STAG III Arlington, L.P.

STAG III Boardman, LLC

(1)  should not be a guarantor as it is the employer

STAG III Canton, LLC

STAG III Chesterfield, LLC

STAG III Cincinnati, LLC

STAG III Dayton, LLC

STAG III Daytona Beach, LLC

STAG III Elkhart, LLC

STAG III Fairfield, LLC

STAG III Farmington, LLC

STAG III Holland 2, LLC

STAG III Holland, LLC

STAG III Jackson, LLC

STAG III Jefferson, LLC

STAG III Lewiston, LLC

STAG III Malden, LLC

STAG III Maryland Borrower, LLC

STAG III Mason, LLC

STAG III Mayville, LLC

STAG III Milwaukee 2, LLC

STAG III Milwaukee, LLC

STAG III Newark, LLC

STAG III Pensacola, LLC

STAG III Pocatello, LLC

STAG III Rapid City, LLC

STAG III Round Rock, L.P.

STAG III Sergeant Bluff, LLC

STAG III Sparks, LLC

STAG III St. Louis, LLC

STAG III Tavares, LLC

STAG III Twinsburg, LLC

STAG III Youngstown, LLC

STAG IV Alexandria, LLC

STAG IV Belfast, LLC

STAG IV Cheektowaga, LLC

STAG IV Danville, LLC

STAG IV Lexington, LLC

STAG IV Newton, LLC

STAG IV Pittsburgh 2, LLC

STAG IV Rural Hall, LLC

STAG IV Seville, LLC

STAG IV Sun Prairie, LLC

STAG IV Waco, LP

STAG Arlington 2, L.P.

STAG Atlanta, LLC

STAG Avon, LLC

STAG Bellevue, LLC

STAG Buffalo, LLC

STAG Chippewa Falls, LLC

STAG Conyers, LLC

STAG East Windsor, LLC

STAG Edgefield, LLC

STAG Franklin, LLC

STAG Fort Worth, LP

STAG Gahanna, LLC

STAG Georgetown, LLC

STAG Gresham, LLC

STAG Hazelwood, LLC

STAG Huntersville, LLC

STIR Investments GP III, LLC

STIR Investments GP IV, LLC

STAG Lansing 2, LLC

STAG Louisville, LLC

STAG North Jackson, LLC

STAG Norton, LLC

STAG Orlando, LLC

STAG Pineville, LLC

STAG Portland, LLC

STAG Portland 2, LLC

STAG Reading, LLC

STAG Rogers 2, LLC

STAG Smithfield, LLC

STAG Simpsonville, LLC

STAG South Bend, LLC

STAG Spartanburg, LLC

STAG TX GP 2, LLC

STIR Lansing, LLC

STAG GI Charlotte 2, LLC

STAG GI Charlotte, LLC

STAG GI Cleveland, LLC

STAG GI Goshen, LLC

STAG GI Madison, LLC

STAG GI Mooresville, LLC

STAG GI O’Fallon, LLC

STAG GI Rogers, LLC

STAG GI Salem, LLC

STAG GI Streetsboro, LLC

STAG GI Vonore, LLC

STAG GI Walker, LLC

STAG TX GP, LLC

STAG Mebane 1, LLC

STAG Mebane 2, LLC

STAG Dallas, LLC

STAG Buena Vista, LLC

STAG Chicopee, LLC

STAG De Pere, LLC

STAG Duncan, LLC

STAG Gurnee, LLC

STAG Harrisonburg, LLC

STAG Kansas City 2, LLC

STAG Montgomery, LLC

STAG GI New Jersey, LLC

STAG Smyrna, LLC

STAG Statham, LLC

STAG Toledo, LLC

STAG Woodstock, LLC

STAG Orangeburg, LLC

STAG Columbia, LLC

STAG Dekalb, LLC

STAG Golden, LLC

STAG Houston 2, L.P.

STAG Idaho Falls, LLC

STAG Londonderry, LLC

STAG Marion 2, LLC

STAG Mishawaka, LLC

STAG Ocala, LLC

STAG Southfield, LLC

STAG Southfield 2, LLC

STAG Mt. Prospect, LLC

STAG Williamsport, LLC

STAG Belvidere I, LLC

STAG Belvidere II, LLC

STAG Belvidere III, LLC

STAG Belvidere IV, LLC

STAG Belvidere, V, LLC

STAG Belvidere VI, LLC

STAG Belvidere VII, LLC

STAG Belvidere VIII, LLC

STAG Belvidere IX, LLC(2)

STAG Kentwood, LLC

STAG Marshall, LLC

(2)  has no assets

STAG Nashville, LLC

STAG Catoosa, LLC

STAG New Berlin, LLC

STAG Hampstead, LLC

STAG New Hope, LLC

STAG Springfield, LLC

STAG Orlando 2, LLC

STAG North Jackson 2, LLC

STAG Mebane 3, LLC

STAG Shannon, LLC

STAG Lansing 4, LLC

STAG South Holland, LLC

STAG Sauk Village, LLC

STAG Harvard, LLC

STAG Mascot, LLC

STAG Janesville, LLC

STAG Allentown, LLC

STAG Nashua, LLC

STAG Strongsville, LLC

STAG Portage, LLC

STAG El Paso, LP

STAG Jackson, LLC

STAG Auburn Hills, LLC

STAG Gloversville 1, LLC

STAG Gloversville 2, LLC

STAG Gloversville 3, LLC

STAG Gloversville 4, LLC

STAG Johnstown 1, LLC

STAG Johnstown 2, LLC

STAG Johnstown 3, LLC

STAG Johnstown 4, LLC

STAG Ware Shoals, LLC

STAG Greenwood 1, LLC

STAG Greenwood 2, LLC

STAG Holland 3, LLC

STAG Independence, LLC

STAG Kansas City, LLC

STAG Lafayette 1, LLC

STAG Lafayette 2, LLC

STAG Lafayette 3, LLC

STAG Lafayette 4, LLC

STAG Lansing 3, LLC

STAG Marion, LLC

STAG Novi, LLC

STAG O’Hara, LLC

STAG Parsons, LLC

STAG Phoenix City, LLC

STAG Sterling Heights, LLC

STAG Wichita 1, LLC

STAG Wichita 2, LLC

STAG Wichita 3, LLC

Part (b).                                                  Other Equity Investments of Parent and Borrower.

None.

Part (c).                                                   Subsidiary Guarantors.

Direct Subsidiaries of Parent and Borrower:

Indirect Subsidiaries:

SCHEDULE 6.18

INTELLECTUAL PROPERTY MATTERS

None.

SCHEDULE 8.01

EXISTING LIENS

None.

SCHEDULE 8.13

INDEBTEDNESS

None.

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

PARENT AND BORROWER:

c/o STAG Industrial, Inc.

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

Attention: Office of the General Counsel

Telephone: 617-574-4777

Telecopier: 617-574-0052

Electronic Mail: karnone@stagindustrial.com

Website Address: stagindustrial.com

U.S. Taxpayer Identification Number for Parent:

U.S. Taxpayer Identification Number for Borrower:

with a copy to:

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA  02110

Attention: John Sullivan, Esq.

Telephone: 617-406-6000

Telecopier: 617-406-6100

Electronic Mail: john.sullivan@dlapiper.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Wells Fargo Bank, National Association

Loan Service Operations

608 Second Ave., South

Minneapolis, MN 55402

Attention:  Kim Perreault

Telephone:  612-316-3738

Electronic Mail:  kimberly.g.perreault@wellsfargo.com

Wells Fargo

ABA #

Account Name:  Agency CRE Clearing Account

REF:   STAG Industrial Operating Partnership, L.P.

Attn:  Kim Perreault

SCHEDULE RO

Chief Executive Officer/President	Benjamin S. Butcher

Chief Financial Officer	Gregory W. Sullivan

Chief Operating Officer	Stephen C. Mecke

Chief Accounting Officer	William Crooker

Controller	Jaclyn Paul

Secretary	Kathryn Arnone

Assistant Secretary	Alan H. Simmons

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                        ,

To:                             Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of March 21, 2014 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (“Borrower”), STAG Industrial, Inc., a Maryland corporation (“Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

The undersigned hereby requests (select one):

☐                                    A Committed Borrowing of Committed Loans

☐                                    A conversion or continuation of Committed Loans

1.                                      On                                                          (a Business Day).

2.                                      In the amount of $                                        .

3.                                      Comprised of                                                                 .

[Type of Loan requested]

4.                                      For Eurodollar Rate Loans:  with an Interest Period of [one (1)] [two (2)] [three (3)] [six (6)] month(s).

The Borrowing, if any, requested herein complies with the applicable provisions of Section 2.01 of the Agreement.

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STAG Industrial GP, LLC, its General Partner

By:
Name:
Title:

A - 1

EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to                                            or its registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Committed Loan from time to time made by the Lender to Borrower under that certain Term Loan Agreement, dated as of March 21, 2014 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, STAG Industrial, Inc., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranties.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Committed Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STAG Industrial GP, LLC,
its General Partner

By:
Name:
Title:

B - 1

COMMITTED LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B - 2

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:               ,

To:                             Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of March 21, 2014 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (“Borrower”), STAG Industrial, Inc., a Maryland corporation and the sole general partner of Borrower (“Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                   of Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Parent, for itself and as general partner of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      Parent has delivered the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      Parent has delivered the unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of Parent ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Companies in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                                      The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Companies during the accounting period covered by such financial statements.

3.                                      A review of the activities of the Companies during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Companies performed and observed all of their Obligations under the Loan Documents, and

[select one:]

[during such fiscal period each Company has performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      The representations and warranties of Parent and Borrower contained in Article VI of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 6.05(b) shall be deemed to refer to the most-recent statements furnished pursuant to Section 7.01(b) of the Agreement, in each case, including the statements delivered in connection with this Compliance Certificate.

5.                                      The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                  , 20    .

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STAG Industrial GP, LLC,
its General Partner

By:
Name:
Title:

PARENT:

STAG INDUSTRIAL, INC., a Maryland corporation

By:
Name:
Title:

For the Quarter/Year ended                                       (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 8.14(a) — Maximum Consolidated Leverage Ratio.

	A.	Consolidated Total Debt as of the Statement Date:	$

	B.	Total Asset Value as of the Statement Date (See Schedule 2):	$

	C.	Consolidated Leverage Ratio (Line I.A divided by Line I.B):		%

		Maximum permitted:	60%

II.	Section 8.14(b) — Maximum Secured Leverage Ratio.

	A.	Secured Indebtedness as of the Statement Date:	$

	B.	Total Asset Value as of the Statement Date (See Schedule 2):	$

	C.	Secured Leverage Ratio (Line II.A divided by Line II.B):		%

		Maximum permitted:	45%

III.	Section 8.14(c) — Maximum Unencumbered Leverage Ratio.

	A.	Unsecured Indebtedness as of the Statement Date:	$

	B.	Unencumbered Asset Value as of the Statement Date (See Schedule 2):	$

	C.	Unencumbered Leverage Ratio (Line III.A divided by Line III.B):		%

		Maximum permitted:	60%

IV.	Section 8.14(d) — Maximum Secured Recourse Debt.

	A.	Secured Indebtedness which is Recourse Indebtedness with respect to the Borrower, as of the Statement Date:	$

	B.	Total Asset Value as of the Statement Date (See Schedule 2):	$

	C.	Secured Recourse Debt Ratio (Line IV.A divided by Line IV.B):		%

		Maximum permitted:	7.5%

V.	Section 8.14(e) — Minimum Fixed Charge Ratio.

	A.	Consolidated EBITDA for the fiscal quarter then ended, annualized (the “Subject Period”) (See Schedule 2):	$

	B.	Consolidated Fixed Charges for the Subject Period (See Schedule 2):	$

	C.	Fixed Charge Ratio (Line V.A. divided by Line V.B):	to 1

		Minimum required:	1.5 to 1

VI.	Section 8.14(f) —Minimum Tangible Net Worth.

	A.	Tangible Net Worth as of the Closing Date multiplied by 85%:	$

	B.	Net proceeds of Equity Issuances by the Companies from the Closing Date to the Statement Date multiplied by 75%:	$

	C.	Minimum Tangible Net Worth (Line VI.A plus Line VI.B):	$

	D	Tangible Net Worth as of the Statement Date:	$

	E.	[Excess][Deficiency] for covenant compliance (Line VI.D minus Line VI.C):	$

VII.	Section 8.03 —Investments

	A.	Investments in non-wholly owned Subsidiaries and Unconsolidated Affiliates not to at any time exceed twenty-five (25%) of Total Asset Value:

Investments in Subsidiaries and Unconsolidated Affiliate $

Total Asset Value $

Percentage

	B.	Investments in mortgages and mezzanine loans not to at any time exceed fifteen percent (15%) of Total Asset Value:

Investments in Mortgages and Mezzanine Loans $

Total Asset Value $

Percentage

	C.	Investments in unimproved land holdings and Construction in Progress not to at any time exceed ten percent (10%) of Total Asset Value:

Investments in unimproved land holdings and Construction in Progress $

Total Asset Value $

Percentage

	D.	Aggregate Investments of the types described in clauses A through C above shall not at any time exceed thirty percent (30%) of Total Asset Value:

Total Investments (A —C)

Total Asset Value $

Percentage

	E.	Other Investments not to exceed at any time ten percent (10%) of Total Asset Value:

Other Investments $

Total Asset Value $

Percentage

VIII.	Availability.

	A.	Aggregate Borrowing Base Values times 60%	$

	B.	Implied Loan Amount	$

	C.	Borrowing Base (lesser of A and B) less any Unsecured Indebtedness (other than the Total Outstandings)	$

For the Quarter/Year ended                                       (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

CALCULATION OF TOTAL ASSET VALUE, UNENCUMBERED ASSET VALUE, CONSOLIDATED EBITDA, ADJUSTED NOI, CONSOLIDATED FIXED CHARGES, AVAILABILITY, ETC.

(all in accordance with the definition for such term
as set forth in the Agreement)

[Provide Various Calculations]

EXHIBIT D-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Commitment described below (including the Letters of Credit included in such Commitment) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

(1)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)                                 Select as appropriate.

(4)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

D-1 - 1

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.                                      Borrower:                                          STAG Industrial Operating Partnership, L.P., a Delaware limited partnership

4.                                      Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:                                             Term Loan Agreement, dated as of March 21, 2014 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Credit Agreement, among Borrower, STAG Industrial, Inc., Maryland corporation (“Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

6.                                      Assigned Interest[s]:(5)

Assignor[s] (6)	Assignee[s] (7)	Aggregate Amount of Commitment/Loans for all Lenders(8)	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans(9)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.                                  Trade Date:                                   ](10)

Effective Date:                                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

(5)                                 The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.

(6)                                 List each Assignor, as appropriate.

(7)                                 List each Assignee, as appropriate.

(8)                                 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(10)                          To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

D-1 - 2

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

D-1 - 3

[Consented to and](11) Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

(11)                          To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

D-1 - 4

[Consented to:](12)

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STAG Industrial GP, LLC, Inc.,
its General Partner

By:
Name:
Title:

(12)                          To be added only if the consent of Borrower and/or other parties is required by the terms of the Credit Agreement.

D-1 - 5

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most-recent financial statements delivered pursuant to Section 7.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

D-1 - 6

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

D-1 - 7

EXHIBIT D-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

(see attached)

Form of Assignment and Assumption

D-2 - 1

ADMINISTRATIVE DETAILS FORM

STAG Industrial Operating Partnership, L.P.

 $150,000,000 SENIOR UNSECURED TERM LOAN FACILITY

Agent	Return
Address:	form to:
Telephone:
Attn:
Facsimile:
Telephone:
E-mail:
E-mail:	Email Cc:

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

Signing Credit Agreement:	Yes	No

Coming in via Assignment:	Yes	No

Type of Lender: Bank

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle or Other, please specify)

Taxpayer ID Number:

Foreign Entity:	Yes	No

Country of Origin

(If yes, please complete and return appropriate FOREIGN IRS Form [usually Form W-8BEN or W-ECI]

Capital One Public

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact

Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail
Address:

	Primary L/C Contact	Secondary L/C Contact

Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail
Address:

Electronic Distribution Contact Information

PLEASE COMPLETE FOR ANY ELECTRONIC DISTRIBUTION CONTACTS (In addition to contacts listed above).

Name:	Telephone:
Working Title:	E-Mail Address:
Address:

Access Level
Operational or
Credit:

Lender’s Domestic Wire Instructions

Bank Name:
City and State:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Lender’s Foreign Wire Instructions
(please include wiring instructions for EACH currency as applicable)

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:
SWIFT:
Country of Origin:

Capital One, N.A., hereby authorizes Wells Fargo Bank to rely on the payment instructions contained in this Administrative Details Form.

By:
Its:

Agent’s Wire Instructions

Bank Name:
City and State:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

TAX REPORTING INFORMATION (PLEASE REVIEW THE INFORMATION BELOW AND SUBMIT THE APPROPRIATE IRS TAX FORM ALONG WITH THIS COMPLETED ADMINISTRATIVE DETAILS QUESTIONNAIRE).

Tax Documents

U.S. DOMESTIC INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

☐           Attach Form W-9 for current Tax Year

☐           Confirm Tax ID Number:

FOREIGN INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution:

a.) Form W8BEN (Certificate of Foreign Status of Beneficial Owner),

b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business),

c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

☐                  Attach Form W-8 for current Tax Year

☐                   Confirm Tax ID Number:

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners. Please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

☐                  Attach Form W-8 for current Tax Year

☐                   Confirm Tax ID Number:

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding

EXHIBIT E

BORROWING BASE REPORT

To:                             Wells Fargo Bank, National Association, as Administrative Agent

Date:               ,

A. Aggregate Borrowing Base Values (multiplied by 60%):	$

B. Implied Loan Amount (See Schedule I):	$

C. Borrowing Base (Lesser of Line A and Line B) less all Unsecured Indebtedness (other than the Total Outstandings):	$

D. Aggregate Commitments:	$

E. Available Loan Amount (Lesser of Line D and Line C):	$

F. Total Outstandings:	$

G. [Borrowing Availability][Borrowing Base Deficiency] (Line E minus Line F):	$

This report (this “Report”) is submitted pursuant to that certain Term Loan Agreement, dated as of March 21, 2014 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (“Borrower”), STAG Industrial, Inc., Maryland corporation (“Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

The undersigned hereby certify, as of the date first written above, that (a) the amounts and calculations herein and in Schedule I accurately reflect the Borrowing Base, Available Loan Amount, and Total Outstandings and (b) no Default has occurred or is continuing.

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	STAG Industrial GP, LLC,
its General Partner

By:
Name:
Title:

PARENT:

STAG INDUSTRIAL, INC., a Maryland corporation

By:
Name:
Title:

SCHEDULE I
to Borrowing Base Report

Implied Loan Amount

[Provide Calculation]

EXHIBIT F-1

FORM OF PARENT GUARANTY

F

PARENT GUARANTY AGREEMENT

THIS PARENT GUARANTY AGREEMENT (this “Guaranty”) is executed as of           , 2014, by STAG INDUSTRIAL, INC., a Maryland corporation, (“Guarantor”), for the benefit of the Credit Parties (defined below).

RECITALS:

A.                                    STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (“Borrower”) may, from time to time, be indebted to the Credit Parties pursuant to that certain Term Loan Agreement dated as of March 21, 2014 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), among Borrower, Guarantor, the Lenders now or hereafter party to the Credit Agreement (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent for the benefit of the Lenders (“Administrative Agent”) (Administrative Agent and the Lenders, together with their respective successors and assigns, are each a “Credit Party,” and collectively the “Credit Parties”).  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

B.                                    Guarantor is a limited partner of, and holds Equity Interests in, Borrower and will benefit from the Credit Parties’ extension of credit to Borrower.

C.                                    This Guaranty is integral to the transactions contemplated by the Loan Documents, and the execution and delivery hereof is a condition precedent to the Credit Parties’ obligations to extend credit to Borrower under the Loan Documents.

NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make Loans to Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby guarantees payment of the Guaranteed Obligations (hereinafter defined) and hereby agrees as follows:

Section 1.                                          NATURE OF GUARANTY.  Guarantor hereby absolutely and unconditionally guarantees, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower to the Credit Parties arising under the Credit Agreement and the other Loan Documents (including, without limitation, all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof) including, without limitation, any and all environmental indemnifications contained in the Loan Documents (collectively, the “Guaranteed Obligations”).  Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guaranty.

Section 2.                                          NO SETOFF OR DEDUCTIONS; TAXES. Guarantor represents and warrants that it is incorporated and resident in the United States of America. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If Guarantor must make a payment under this Guaranty, then Guarantor represents and warrants that it will make the payment from its offices located in the United States of America to Administrative Agent, for the benefit of the Credit Parties, so that no withholding tax is imposed on such payment.  Notwithstanding the foregoing, if Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than Excluded Taxes) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 2, then Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that each Credit Party, as applicable, receives the sum it would have received had no such deduction or withholding been made and shall also pay to Administrative Agent, for the benefit of the Credit Parties, on demand, all additional amounts which Administrative Agent specifies as necessary to preserve the after-tax yield the Credit Parties would have received if such taxes had not been imposed.  Guarantor shall promptly provide Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

Section 3.                                          NO TERMINATION.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated.  All payments under this Guaranty shall be made at Administrative Agent’s Office in Dollars.

Section 4.                                          WAIVER OF NOTICES.  Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment, notice of intent to accelerate, notice of acceleration, and any other notices to which Guarantor might otherwise be entitled.

Section 5.                                          NO SUBROGRATION.  Guarantor shall not exercise any right of subrogation, contribution, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to Administrative Agent, for the benefit of the Credit Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

Section 6.                                          WAIVER OF SURETYSHIP DEFENSES.  Guarantor agrees that the Credit Parties may, at any time and from time to time, and without notice to Guarantor, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge, or release of the Guaranteed Obligations, or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations, all without in any way impairing, releasing, discharging, or otherwise affecting the obligations of Guarantor under this Guaranty.  Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower and waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder.  Guarantor waives any right to enforce any remedy which Guarantor now has or may hereafter have against Borrower and waives any benefit of and any right to participate in any security now or hereafter held by Administrative Agent for the benefit of the Credit Parties.  Further, Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of Guarantor.

2

Section 7.                                          EXHAUSTION OF OTHER REMEDIES NOT REQUIRED.  The obligations of Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  Guarantor waives diligence by any of the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Credit Party to exhaust any right or remedy or to take any action against Borrower, any other guarantor, or any other person, entity, or property before enforcing this Guaranty against Guarantor.

Section 8.                                          REINSTATEMENT.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded, or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

Section 9.                                          SUBORDINATION.  Guarantor hereby expressly subordinates the payment of all obligations and indebtedness of Borrower owing to Guarantor, whether now existing or hereafter arising and whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing (the “Subordinated Debt”) to the indefeasible payment in full of all Guaranteed Obligations.  Guarantor agrees not to accept any payment of such Subordinated Debt from Borrower if a Default exists.  If Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, then Guarantor shall hold that payment in trust for the Credit Parties and promptly turn it over to Administrative Agent, for the benefit of the Credit Parties, in the form received (with any necessary endorsements), to be applied in accordance with the Credit Agreement, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

Section 10.                                   STAY OF ACCELERATION.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Administrative Agent.

Section 11.                                   INDEMNIFICATION AND EXPENSES.

(a)                                 Guarantor shall indemnify each Credit Party and each Related Party of any of the Credit Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including, without limitation, the fees, charges, and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery or enforcement of this Guaranty or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, the consummation of the transactions contemplated hereby, or, in the case of Administrative Agent and its Related Parties only, the administration of this Guaranty; or (ii) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee and its Related Parties, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of

3

competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties.

(b)                                 Guarantor shall pay to Administrative Agent upon demand the amount of any and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with the administration of this Guaranty, including, without limitation, any such costs and expenses incurred in the preservation, protection, or enforcement of any rights of any Credit Party in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.  The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

Section 12.                                   AMENDMENTS.  No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Guarantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 13.                                   NOTICES.  Any notice or other communication herein required or permitted to be given shall be in writing and shall be in accordance with the provisions of Section 11.02 of the Credit Agreement.  All notices or other communications hereunder shall be made to the applicable address, as follows: (i) if addressed to Administrative Agent, then to the address specified for Administrative Agent set forth on Schedule 11.02 of the Credit Agreement; and (ii) if addressed to Guarantor, then to the address as follows: c/o STAG Industrial, Inc., 99 High Street, 28th Floor, Boston, Massachusetts 02110, Attention: Benjamin S. Butcher, Chief Executive Officer, Telecopier No.: (617) 574-0052, with a copy to c/o STAG Industrial, Inc., 99 High Street, 28th Floor, Boston, Massachusetts 02110, Attention: Kathryn Arnone, General Counsel, Telecopier No.: (617) 574-0052. Any party to this Guaranty may change its address, telecopier or telephone number for notices and other communications in accordance with the terms and provisions set forth in Section 11.02(d) of the Credit Agreement.

Section 14.                                   NO WAIVER; ENFORCEABILITY.  No failure by any Credit Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

Section 15.                                   ASSIGNMENT.  This Guaranty shall: (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void); and (b) inure to the benefit of each of the Credit Parties and their respective successors and assigns and the Credit Parties may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part.  Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit Parties’ possession concerning Guarantor, this Guaranty, and any security for this Guaranty to the extent permitted under, and in compliance with, the terms of the Credit Agreement.

Section 16.                                   CONDITION OF BORROWER.  Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business, and operations of Borrower as Guarantor requires, and that no Credit Party shall have any duty, and Guarantor is not relying on any Credit Party at any time, to disclose to Guarantor any information relating to the business, operations, or financial condition of Borrower.

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Section 17.                                   RIGHTS OF SETOFF.  If and to the extent any payment is not made when due hereunder, then Administrative Agent and each other Credit Party (with the prior consent of Administrative Agent) may setoff and charge from time to time any amount so due against any or all of Guarantor’s accounts or deposits with Administrative Agent or such other Credit Party.

Section 18.                                   OTHER GUARANTEES.  Unless otherwise agreed by Administrative Agent, the applicable Credit Party and Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantor for the benefit of the Credit Parties or any term or provision thereof.

Section 19.                                   GOVERNING LAW; JURISDICTION; ETC.

(a)                                 GOVERNING LAW.                           THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 19(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT PROVIDED THAT, IN THE CASE OF SERVICE ON GUARANTOR A COPY IS ALSO DELIVERED TO KATHRYN ARNONE, GENERAL COUNSEL FOR GUARANTOR (WHOSE CONTACT INFORMATION IS NOTED IN SECTION 13 ABOVE).  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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(e)                                  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

Section 20.                                   COUNTERPARTS.  This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 21.                                   FINAL AGREEMENT.  THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank;

Signature Pages Follow]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the date first written above.

PARENT:

STAG INDUSTRIAL, INC., a Maryland corporation

By:
	Name:	Stephen C. Mecke
	Title:	Authorized Officer

Signature Page to

Parent Guaranty Agreement

EXHIBIT F-2

FORM OF SUBSIDIARY GUARANTY

F

SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY AGREEMENT (this “Guaranty”) is executed as of            , 2014, by EACH OF THE SUBSIDIARIES OF STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), LISTED ON SCHEDULE 1 ATTACHED HERETO or who become a party hereto pursuant to Section 21 below (each a “Guarantor” and collectively, “Guarantors”), for the benefit of the Credit Parties (defined below).

RECITALS:

A.                                    Borrower may, from time to time, be indebted to the Credit Parties pursuant to that certain Term Loan Agreement dated as of March 21, 2014 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), among Borrower, STAG Industrial, Inc., a Maryland corporation, the sole member of the sole general partner of Borrower (“Parent”), the Lenders now or hereafter party to the Credit Agreement (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent for the benefit of the Lenders (“Administrative Agent”) (Administrative Agent and the Lenders, together with their respective successors and assigns, are each a “Credit Party,” and collectively the “Credit Parties”).  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

B.                                    Each Guarantor is a Subsidiary of Borrower and will, directly or indirectly, benefit from the Credit Parties’ extension of credit to Borrower.

C.                                    This Guaranty is integral to the transactions contemplated by the Loan Documents, and the execution and delivery hereof is a condition precedent to the Credit Parties’ obligations to extend credit to Borrower under the Loan Documents.

NOW, THEREFORE, as an inducement to the Credit Parties to enter into the Credit Agreement and to make Loans to Borrower thereunder, and to extend such credit to Borrower as the Credit Parties may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantors hereby jointly and severally guarantee payment of the Guaranteed Obligations (hereinafter defined) and hereby agree as follows:

Section 1.                                          NATURE OF GUARANTY.  Each Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations including, without limitation, all indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Borrower to the Credit Parties arising under the Credit Agreement and the other Loan Documents (including, without limitation, all renewals, extensions, modifications, amendments, and restatements thereof and all costs, attorneys’ fees and expenses incurred by any Credit Party in connection with the collection or enforcement thereof) including, without limitation, any and all environmental indemnifications contained in the Loan Documents (collectively, the “Guaranteed Obligations”).  Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty.

Section 2.                                          NO SETOFF OR DEDUCTIONS; TAXES. Each Guarantor represents and warrants that it is formed and resident in the United States of America. All payments by any Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If any Guarantor must make a payment under this Guaranty, then such Guarantor represents and warrants that it will make the payment from its offices located in the United States of America to Administrative Agent, for the benefit of the Credit Parties, so that no withholding tax is imposed on such payment.  Notwithstanding the foregoing, if any Guarantor makes a payment under this Guaranty to which withholding tax applies, or any taxes (other than Excluded Taxes) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 2, then such Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that each Credit Party receives the sum it would have received had no such deduction or withholding been made and shall also pay to Administrative Agent, for the benefit of the Credit Parties, on demand, all additional amounts which Administrative Agent specifies as necessary to preserve the after-tax yield the Credit Parties would have received if such taxes had not been imposed.  Guarantors shall promptly provide Administrative Agent with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.

Section 3.                                          NO TERMINATION.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated.  All payments under this Guaranty shall be made at Administrative Agent’s Office in Dollars.

Section 4.                                          WAIVER OF NOTICES.  Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment, notice of intent to accelerate, notice of acceleration, and any other notices to which any Guarantor might otherwise be entitled.

Section 5.                                          NO SUBROGRATION.  No Guarantor shall exercise any right of subrogation, contribution, or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of the Credit Parties or facilities provided by the Credit Parties with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to Administrative Agent, for the benefit of the Credit Parties, to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

Section 6.                                          WAIVER OF SURETYSHIP DEFENSES.  Each Guarantor agrees that the Credit Parties may, at any time and from time to time, and without notice to Guarantors, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge, or release of the Guaranteed Obligations, or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations, all without in any way impairing, releasing, discharging, or otherwise affecting the obligations of any Guarantor under this Guaranty.  Each Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that any Guarantor’s obligations exceed or are more burdensome than those of Borrower and waives the benefit of any statute of limitations affecting the liability of any Guarantor hereunder.  Each Guarantor waives any right to enforce any remedy which such Guarantor now has or may hereafter have against Borrower and waives any benefit of and any right to

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participate in any security now or hereafter held by Administrative Agent for the benefit of the Credit Parties.  Further, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

Section 7.                                          EXHAUSTION OF OTHER REMEDIES NOT REQUIRED.  The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  Each Guarantor waives diligence by any of the Credit Parties and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring any Credit Party to exhaust any right or remedy or to take any action against Borrower, any other guarantor, or any other person, entity, or property before enforcing this Guaranty against any Guarantor.

Section 8.                                          REINSTATEMENT.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded, or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity or otherwise, as if such payment had not been made and whether or not Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

Section 9.                                          SUBORDINATION.  Each Guarantor hereby expressly subordinates the payment of all obligations and indebtedness of Borrower owing to such Guarantor, whether now existing or hereafter arising and whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to such Guarantor, (c) held by or are to be held by such Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing (the “Subordinated Debt”) to the indefeasible payment in full of all Guaranteed Obligations.  Each Guarantor agrees not to accept any payment of such Subordinated Debt from Borrower if a Default exists.  If any Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, then such Guarantor shall hold that payment in trust for the Credit Parties and promptly turn it over to Administrative Agent, for the benefit of the Credit Parties, in the form received (with any necessary endorsements), to be applied in accordance with the Credit Agreement, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

Section 10.                                   INFORMATION.  Each Guarantor agrees to furnish promptly to Administrative Agent any and all financial or other information regarding such Guarantor or its property as Administrative Agent may reasonably request in writing.

Section 11.                                   STAY OF ACCELERATION.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy, or reorganization of Borrower or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantors immediately upon demand by Administrative Agent.

Section 12.                                   INDEMNIFICATION AND EXPENSES.

(a)                                 Each Guarantor shall indemnify each Credit Party and each Related Party of any of the Credit Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including, without limitation, the fees, charges, and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or any Loan Party arising out of, in connection with, or as a result of (i) the execution or

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delivery or enforcement of this Guaranty or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, the consummation of the transactions contemplated hereby, or, in the case of Administrative Agent and its Related Parties only, the administration of this Guaranty; or (ii) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee and its Related Parties, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties.

(b)                                 Each Guarantor shall pay to Administrative Agent upon demand the amount of any and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with the administration of this Guaranty, including, without limitation, any such costs and expenses incurred in the preservation, protection, or enforcement of any rights of any Credit Party in any case commenced by or against any Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.  The obligations of Guarantors under the preceding sentence shall survive termination of this Guaranty.

Section 13.                                   AMENDMENTS.  No amendment, modification, termination, or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and each Guarantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 14.                                   NOTICES.  Any notice or other communication herein required or permitted to be given shall be in writing and shall be in accordance with the provisions of Section 11.02 of the Credit Agreement.  All notices or other communications hereunder shall be made to the applicable address, as follows: (i) if addressed to Administrative Agent, then to the address specified for Administrative Agent set forth on Schedule 11.02 of the Credit Agreement; and (ii) if addressed to any Guarantor, then to the address as follows: c/o STAG Industrial, Inc., 99 High Street, 28th Floor, Boston, Massachusetts 02110, Attention: Benjamin S. Butcher, Chief Executive Officer, Telecopier No.: (617) 574-0052, with a copy to c/o STAG Industrial, Inc., 99 High Street, 28th Floor, Boston, Massachusetts 02110, Attention: Kathryn Arnone, General Counsel, Telecopier No.: (617) 574-0052.  Any party to this Guaranty may change its address, telecopier or telephone number for notices and other communications in accordance with the terms and provisions set forth in Section 11.02(d) of the Credit Agreement.

Section 15.                                   NO WAIVER; ENFORCEABILITY.  No failure by any Credit Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

Section 16.                                   ASSIGNMENT.  This Guaranty shall: (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void); and (b) inure to the benefit of each of the Credit Parties and their respective successors and assigns and the Credit Parties may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign or sell participations in the Guaranteed Obligations and this Guaranty, in whole or in part.  Each Guarantor agrees that the Credit Parties may disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Credit

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Parties’ possession concerning any Guarantor, this Guaranty, and any security for this Guaranty to the extent permitted under, and in compliance with, the terms of the Credit Agreement.

Section 17.                                   CONDITION OF BORROWER.  Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning the financial condition, business, and operations of Borrower as Guarantors require, and that no Credit Party shall have any duty, and Guarantors are not relying on any Credit Party at any time, to disclose to Guarantors any information relating to the business, operations, or financial condition of Borrower.

Section 18.                                   RIGHTS OF SETOFF.  If and to the extent any payment is not made when due hereunder, then Administrative Agent and each other Credit Party (with the prior consent of Administrative Agent) may setoff and charge from time to time any amount so due against any or all of Guarantors’ accounts or deposits with Administrative Agent or such other Credit Party.

Section 19.                                   OTHER GUARANTEES.  Unless otherwise agreed by Administrative Agent, the applicable Credit Party and Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantors for the benefit of the Credit Parties or any term or provision thereof.

Section 20.                                   REPRESENTATIONS AND WARRANTIES; LOAN DOCUMENTS.  By execution hereof, each Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable by their terms to such Guarantor and shall be imposed upon such Guarantor, and each Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition.  Moreover, each Guarantor acknowledges and agrees that this Guaranty is subject to the setoff provisions as noted in Section 18 above in favor of the Credit Parties.  In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Obligations remains unpaid, such terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by this reference and which are, by their terms, made applicable to any Guarantors shall nevertheless continue in full force and effect as obligations of each Guarantor under this Guaranty.

Section 21.                                   ADDITIONAL GUARANTORS.  The initial Guarantors hereunder shall be each of the Subsidiary Guarantors of Borrower that are signatories hereto and that are listed on Schedule 1 attached hereto.  From time to time subsequent to the time hereof, additional Subsidiary Guarantors of Borrower may become parties hereto as additional Guarantors (each an “Additional Guarantor”) by executing a counterpart of this Guaranty in the form of Exhibit A attached hereto.  Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an original signatory hereof.  Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Administrative Agent not to cause any Subsidiary Guarantor of Borrower to become an Additional Guarantor hereunder.  This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder.

Section 22.                                   RELEASE OF GUARANTORS.  Subject to the provisions of the Credit Agreement, a Guarantor may be released from its obligations under this Guaranty by Administrative Agent’s execution of a Release of Guaranty in the form of Exhibit B attached hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the release of any other Guarantor hereunder.

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Section 23.                                   GOVERNING LAW; JURISDICTION; ETC.

(a)                                 GOVERNING LAW.                           THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 23(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT PROVIDED THAT, IN THE CASE OF SERVICE ON ANY GUARANTOR A COPY IS ALSO DELIVERED TO KATHRYN ARNONE, GENERAL COUNSEL FOR BORROWER AND PARENT (WHOSE CONTACT INFORMATION IS NOTED IN SECTION 14 ABOVE).  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)                                  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED

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TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

Section 24.                                   COUNTERPARTS.  This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 25.                                   ACKNOWLEDGMENT OF BENEFITS; CONTRIBUTION; EFFECT OF AVOIDANCE PROVISIONS.

(a) Each Guarantor acknowledges that it has received, or will receive, significant financial and other benefits, either directly or indirectly, from the proceeds of the Loans made by the Lenders to the Borrower pursuant to the Credit Agreement; that the benefits received by such Guarantor are reasonably equivalent consideration for such Guarantor’s execution of this Guaranty; and that such benefits include, without limitation, the access to capital afforded to the Borrower pursuant to the Credit Agreement from which the activities of such Guarantor will be supported, the refinancing of certain existing indebtedness of Borrower and such Guarantor from the proceeds of the Loans, and the ability to refinance that indebtedness at a lower interest rate and otherwise on more favorable terms than would be available to it if the Borrowing Base Properties owned by such Guarantor’s were being financed on a stand-alone basis. Each Guarantor is executing this Agreement and the other Loan Documents in consideration of those benefits received by it.

(b)                                 Each Guarantor hereby agrees as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law.  Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been indefeasibly and irrevocably paid in full, and none of the Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been indefeasibly and irrevocably paid in full.

(c)                                  It is the intent of each Guarantor, the Administrative Agent and the Lenders that in any proceeding under any Debtor Relief Laws, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Lenders under the Loan Documents) to be avoidable or unenforceable against such Guarantor in such proceeding as a result of applicable Laws, including, without limitation, (i) Section 548 of the Bankruptcy Code of the United States and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of the United States or otherwise. The Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Lenders under the Loan Documents) shall be determined in any such proceeding are referred to herein as “Avoidance Provisions”.  Accordingly, to the extent that the obligations of a Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to the greater of (A) the amount which, as of the time any of the Guaranteed Obligations are deemed to have been incurred by such Guarantor under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Gurantor to the Administrative Agent and the other Lenders under the Loan Documents), to be subject to avoidance under the Avoidance Provisions or (B) the amount which, as of the time demand is made hereunder upon such Guarantor for payment on account of the Guaranteed Obligations, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Lender under the Loan Documents), to be subject to avoidance under the Avoidance Provisions. The provisions under this Section are intended solely to preserve the rights of the Administrative Agent and the Lender hereunder to the maximum extent

7

that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 26.                                   FINAL AGREEMENT.  THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank;

Signature Pages Follow]

8

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the date first written above.

SUBSIDIARY GUARANTORS:

STAG INDUSTRIAL HOLDINGS, LLC
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG INVESTMENTS HOLDINGS III, LLC
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG INVESTMENTS HOLDINGS IV, LLC
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG GI INVESTMENTS HOLDINGS, LLC
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III ALBION, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG III APPLETON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III ARLINGTON, L.P., a Delaware limited partnership

By:	STIR Investments GP III, LLC
Its General Partner

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III BOARDMAN, LLC, a Delaware limited liability
company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III CANTON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III CHESTERFIELD, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III CINCINNATI, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG III DAYTON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III DAYTONA BEACH, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III ELKHART, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III FAIRFIELD, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III FARMINGTON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III HOLLAND 2, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III HOLLAND, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG III JACKSON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III JEFFERSON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III LEWISTON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III MALDEN, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III MARYLAND BORROWER, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III MASON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III MAYVILLE, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG III MILWAUKEE 2, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III MILWAUKEE, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III NEWARK, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III PENSACOLA, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III POCATELLO, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III RAPID CITY, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG III ROUND ROCK, L.P., a Delaware limited partnership

By:	STIR Investments GP III, LLC
Its General Partner

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III SERGEANT BLUFF, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III SPARKS, LLC, a Maryland limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III ST. LOUIS, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III TAVARES, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG III TWINSBURG, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG III YOUNGSTOWN, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IV ALEXANDRIA, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG ARLINGTON 2, L.P., a Delaware limited partnership

By:	STAG TX GP 2, LLC,
Its General Partner

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG ATLANTA, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG AVON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IV BELFAST, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG BELLEVUE, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG BUFFALO, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IV CHEEKTOWAGA, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG CHIPPEWA FALLS, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IV DANVILLE, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG EDGEFIELD, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG FRANKLIN, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG HUNTERSVILLE, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STIR INVESTMENTS GP III, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STIR INVESTMENTS GP IV, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG LANSING 2, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IV LEXINGTON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IV NEWTON, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG ORLANDO, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG PINEVILLE, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG IV PITTSBURGH 2, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG PORTLAND 2, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG READING, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG ROGERS 2, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IV RURAL HALL, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IV SEVILLE, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG SIMPSONVILLE, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG SMITHFIELD, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG SOUTH BEND, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG SPARTANBURG, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IV SUN PRAIRIE, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG TX GP 2, LLC, a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IV WACO, LP, a Delaware limited partnership

By:	STIR Investments GP IV, LLC,
Its General Partner

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG MEBANE 1, LLC, a Delaware limited partnership

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG MEBANE 2, LLC, a Delaware limited partnership

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG DALLAS, LLC, a Delaware limited partnership

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG BUENA VISTA, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG CHICOPEE, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG DE PERE, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG DUNCAN, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG GURNEE, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG HARRISONBURG, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG KANSAS CITY 2, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG MONTGOMERY, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG GI NEW JERSEY, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG SMYRNA, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG STATHAM, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG TOLEDO, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG WOODSTOCK, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG ORANGEBURG, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG COLUMBIA, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG DEKALB, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG GOLDEN, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG HOUSTON 2, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG IDAHO FALLS, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG LONDONDERRY, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG MARION 2, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG MISHAWAKA, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG OCALA, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG SOUTHFIELD, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG SOUTHFIELD 2, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG MT. PROSPECT, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG WILLIAMSPORT, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG BELVIDERE I, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG BELVIDERE II, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG BELVIDERE IIII, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG BELVIDERE IV, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG BELVIDERE V, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG BELVIDERE VI, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG BELVIDERE VII, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG BELVIDERE VIII, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG KENTWOOD, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG MARSHALL, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG NASHVILLE, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG CATOOSA, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG NEW BERLIN, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG HAMPSTEAD, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG NEW HOPE, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG SPRINGFIELD, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG ORLANDO 2, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG NORTH JACKSON 2, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG MEBANE 3, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG SHANNON, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG LANSING 4, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG SOUTH HOLLAND, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG SAUK VILLAGE, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG HARVARD, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG MASCOT, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG JANESVILLE, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG ALLENTOWN, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

STAG NASHUA, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

STAG STRONGSVILLE, LLC,
a Delaware limited liability company

By:
Name: Stephen C. Mecke
Title: Authorized Officer

Signature Page to

Subsidiary Guaranty Agreement

SCHEDULE 1

INITIAL GUARANTORS

STAG Industrial Holdings, LLC, a Delaware limited liability company

STAG Investments Holdings III, LLC, a Delaware limited liability company

STAG Investments Holdings IV, LLC, a Delaware limited liability company

STAG III Albion, LLC, a Delaware limited liability company

STAG III Appleton, LLC, a Delaware limited liability company

STAG III Arlington, L.P., a Delaware limited partnership

STAG III Boardman, LLC, a Delaware limited liability company

STAG III Canton, LLC, a Delaware limited liability company

STAG III Chesterfield, LLC, a Delaware limited liability company

STAG III Cincinnati, LLC, a Delaware limited liability company

STAG III Dayton, LLC, a Delaware limited liability company

STAG III Daytona Beach, LLC, a Delaware limited liability company

STAG III Elkhart, LLC, a Delaware limited liability company

STAG III Fairfield, LLC, a Delaware limited liability company

STAG III Farmington, LLC, a Delaware limited liability company

STAG III Holland 2, LLC, a Delaware limited liability company

STAG III Holland, LLC, a Delaware limited liability company

STAG III Jackson, LLC, a Delaware limited liability company

STAG III Jefferson, LLC, a Delaware limited liability company

STAG III Lewiston, LLC, a Delaware limited liability company

STAG III Malden, LLC, a Delaware limited liability company

STAG III Maryland Borrower, LLC, a Delaware limited liability company

STAG III Mason, LLC, a Delaware limited liability company

STAG III Mayville, LLC, a Delaware limited liability company

STAG III Milwaukee 2, LLC, a Delaware limited liability company

STAG III Milwaukee, LLC, a Delaware limited liability company

STAG III Newark, LLC, a Delaware limited liability company

STAG III Pensacola, LLC, a Delaware limited liability company

STAG III Pocatello, LLC, a Delaware limited liability company

STAG III Rapid City, LLC, a Delaware limited liability company

STAG III Round Rock, L.P., a Delaware limited partnership

STAG III Sergeant Bluff, LLC, a Delaware limited liability company

STAG III Sparks, LLC, a Maryland limited liability company

STAG III St. Louis, LLC, a Delaware limited liability company

STAG III Tavares, LLC, a Delaware limited liability company

STAG III Twinsburg, LLC, a Delaware limited liability company

STAG III Youngstown, LLC, a Delaware limited liability company

STAG IV Alexandria, LLC, a Delaware limited liability company

STAG Arlington 2, L.P., a Delaware limited partnership

STAG Atlanta, LLC, a Delaware limited liability company

STAG Avon, LLC, a Delaware limited liability company

STAG IV Belfast, LLC, a Delaware limited liability company

STAG Bellevue, LLC, a Delaware limited liability company

STAG Buffalo, LLC, a Delaware limited liability company

STAG IV Cheektowaga, LLC, a Delaware limited liability company

STAG Chippewa Falls, LLC, a Delaware limited liability company

STAG IV Danville, LLC, a Delaware limited liability company

STAG Edgefield, LLC, a Delaware limited liability company

STAG Franklin, LLC, a Delaware limited liability company

STAG Huntersville, LLC, a Delaware limited liability company

STIR Investments GP III, LLC, a Delaware limited liability company

STIR Investments GP IV, LLC, a Delaware limited liability company

STAG Lansing 2, LLC, a Delaware limited liability company

STAG IV Lexington, LLC, a Delaware limited liability company

STAG IV Newton, LLC, a Delaware limited liability company

STAG Orlando, LLC, a Delaware limited liability company

STAG Pineville, LLC, a Delaware limited liability company

STAG IV Pittsburgh 2, LLC, a Delaware limited liability company

STAG Portland 2, LLC, a Delaware limited liability company

STAG Reading, LLC, a Delaware limited liability company

STAG Rogers 2, LLC, a Delaware limited liability company

STAG IV Rural Hall, LLC, a Delaware limited liability company

STAG IV Seville, LLC, a Delaware limited liability company

STAG Smithfield, LLC, a Delaware limited liability company

STAG Simpsonville, LLC, a Delaware limited liability company

STAG South Bend, LLC, a Delaware limited liability company

STAG Spartanburg, LLC, a Delaware limited liability company

STAG IV Sun Prairie, LLC, a Delaware limited liability company

STAG TX GP 2, LLC, a Delaware limited liability company

STAG IV Waco, LP, a Delaware limited partnership

STAG Mebane 1, LLC, a Delaware limited liability company

STAG Mebane 2, LLC, a Delaware limited liability company

STAG Dallas, LLC, a Delaware limited liability company

STAG Buena Vista, LLC, a Delaware limited liability company

STAG Chicopee, LLC, a Delaware limited liability company

STAG De Pere, LLC, a Delaware limited liability company

STAG Duncan, LLC, a Delaware limited liability company

STAG Gurnee, LLC, a Delaware limited liability company

STAG Harrisonburg, LLC, a Delaware limited liability company

STAG Kansas City 2, LLC, a Delaware limited liability company

STAG Montgomery, LLC, a Delaware limited liability company

STAG GI New Jersey, LLC, a Delaware limited liability company

STAG Smyrna, LLC, a Delaware limited liability company

STAG Statham, LLC, a Delaware limited liability company

STAG Toledo, LLC, a Delaware limited liability company

STAG Woodstock, LLC, a Delaware limited liability company

STAG Orangeburg, LLC, a Delaware limited liability company

STAG Columbia, LLC, a Delaware limited liability company

STAG Dekalb, LLC, a Delaware limited liability company

STAG Golden, LLC, a Delaware limited liability company

STAG Houston 2, L.P., a Delaware limited partnership

STAG Idaho Falls, LLC, a Delaware limited liability company

STAG Londonderry, LLC, a Delaware limited liability company

STAG Marion 2, LLC, a Delaware limited liability company

STAG Mishawaka, LLC, a Delaware limited liability company

STAG Ocala, LLC, a Delaware limited liability company

STAG Southfield, LLC, a Delaware limited liability company

STAG Southfield 2, LLC, a Delaware limited liability company

STAG Mt. Prospect, LLC, a Delaware limited liability company

STAG Williamsport, LLC, a Delaware limited liability company

STAG Belvidere I, LLC, a Delaware limited liability company

STAG Belvidere II, LLC, a Delaware limited liability company

STAG Belvidere III, LLC, a Delaware limited liability company

STAG Belvidere IV, LLC, a Delaware limited liability company

STAG Belvidere, V, LLC, a Delaware limited liability company

STAG Belvidere VI, LLC, a Delaware limited liability company

STAG Belvidere VII, LLC, a Delaware limited liability company

STAG Belvidere VIII, LLC, a Delaware limited liability company

STAG Kentwood, LLC, a Delaware limited liability company

STAG Marshall, LLC, a Delaware limited liability company

STAG Nashville, LLC, a Delaware limited liability company

STAG Catoosa, LLC, a Delaware limited liability company

STAG New Berlin, LLC, a Delaware limited liability company

STAG Hampstead, LLC, a Delaware limited liability company

STAG New Hope, LLC, a Delaware limited liability company

STAG Springfield, LLC, a Delaware limited liability company

STAG Orlando 2, LLC, a Delaware limited liability company

STAG North Jackson 2, LLC, a Delaware limited liability company

STAG Mebane 3, LLC, a Delaware limited liability company

STAG Shannon, LLC, a Delaware limited liability company

STAG Lansing 4, LLC, a Delaware limited liability company

STAG South Holland, LLC, a Delaware limited liability company

STAG Sauk Village, LLC, a Delaware limited liability company

STAG Harvard, LLC, a Delaware limited liability company

STAG Mascot, LLC, a Delaware limited liability company

STAG Janesville, LLC, a Delaware limited liability company

STAG Allentown, LLC, a Delaware limited liability company

STAG Nashua, LLC, a Delaware limited liability company

STAG Strongsville, LLC, a Delaware limited liability company

EXHIBIT A

COUNTERPART TO SUBSIDIARY GUARANTY AGREEMENT

Reference is hereby made to that certain Subsidiary Guaranty Agreement (hereinafter the “Subsidiary Guaranty”) dated as of March 21, 2014, executed and delivered by the parties listed on SCHEDULE 1 ATTACHED HERETO pursuant to that certain Term Loan Agreement dated as of March 21, 2014 (as from time to time may be amended, modified, or restated, the “Credit Agreement”), by and among STAG Industrial Operating Partnership, L.P. as Borrower, STAG Industrial, Inc., a Maryland corporation, as Parent of Borrower, Wells Fargo Bank, National Association, as Administrative Agent and each lender, including Administrative Agent, from time to time party to the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Subsidiary Guaranty.

In witness whereof, the undersigned Additional Guarantor has caused this Subsidiary Guaranty Agreement to be executed and delivered by its officer thereunto duly authorized as of               , 20    .

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

SCHEDULE 1

EXISTING SUBSIDIARY GUARANTORS

STAG Industrial Holdings, LLC, a Delaware limited liability company

STAG Investments Holdings III, LLC, a Delaware limited liability company

STAG Investments Holdings IV, LLC, a Delaware limited liability company

STAG III Albion, LLC, a Delaware limited liability company

STAG III Appleton, LLC, a Delaware limited liability company

STAG III Arlington, L.P., a Delaware limited partnership

STAG III Boardman, LLC, a Delaware limited liability company

STAG III Canton, LLC, a Delaware limited liability company

STAG III Chesterfield, LLC, a Delaware limited liability company

STAG III Cincinnati, LLC, a Delaware limited liability company

STAG III Dayton, LLC, a Delaware limited liability company

STAG III Daytona Beach, LLC, a Delaware limited liability company

STAG III Elkhart, LLC, a Delaware limited liability company

STAG III Fairfield, LLC, a Delaware limited liability company

STAG III Farmington, LLC, a Delaware limited liability company

STAG III Holland 2, LLC, a Delaware limited liability company

STAG III Holland, LLC, a Delaware limited liability company

STAG III Jackson, LLC, a Delaware limited liability company

STAG III Jefferson, LLC, a Delaware limited liability company

STAG III Lewiston, LLC, a Delaware limited liability company

STAG III Malden, LLC, a Delaware limited liability company

STAG III Maryland Borrower, LLC, a Delaware limited liability company

STAG III Mason, LLC, a Delaware limited liability company

STAG III Mayville, LLC, a Delaware limited liability company

STAG III Milwaukee 2, LLC, a Delaware limited liability company

STAG III Milwaukee, LLC, a Delaware limited liability company

STAG III Newark, LLC, a Delaware limited liability company

STAG III Pensacola, LLC, a Delaware limited liability company

STAG III Pocatello, LLC, a Delaware limited liability company

STAG III Rapid City, LLC, a Delaware limited liability company

STAG III Round Rock, L.P., a Delaware limited partnership

STAG III Sergeant Bluff, LLC, a Delaware limited liability company

STAG III Sparks, LLC, a Maryland limited liability company

Exhibit A

STAG III St. Louis, LLC, a Delaware limited liability company

STAG III Tavares, LLC, a Delaware limited liability company

STAG III Twinsburg, LLC, a Delaware limited liability company

STAG III Youngstown, LLC, a Delaware limited liability company

STAG IV Alexandria, LLC, a Delaware limited liability company

STAG Arlington 2, L.P., a Delaware limited partnership

STAG Atlanta, LLC, a Delaware limited liability company

STAG Avon, LLC, a Delaware limited liability company

STAG IV Belfast, LLC, a Delaware limited liability company

STAG Bellevue, LLC, a Delaware limited liability company

STAG Buffalo, LLC, a Delaware limited liability company

STAG IV Cheektowaga, LLC, a Delaware limited liability company

STAG Chippewa Falls, LLC, a Delaware limited liability company

STAG IV Danville, LLC, a Delaware limited liability company

STAG Edgefield, LLC, a Delaware limited liability company

STAG Franklin, LLC, a Delaware limited liability company

STAG Huntersville, LLC, a Delaware limited liability company

STIR Investments GP III, LLC, a Delaware limited liability company

STIR Investments GP IV, LLC, a Delaware limited liability company

STAG Lansing 2, LLC, a Delaware limited liability company

STAG IV Lexington, LLC, a Delaware limited liability company

STAG IV Newton, LLC, a Delaware limited liability company

STAG Orlando, LLC, a Delaware limited liability company

STAG Pineville, LLC, a Delaware limited liability company

STAG IV Pittsburgh 2, LLC, a Delaware limited liability company

STAG Portland 2, LLC, a Delaware limited liability company

STAG Reading, LLC, a Delaware limited liability company

STAG Rogers 2, LLC, a Delaware limited liability company

STAG IV Rural Hall, LLC, a Delaware limited liability company

STAG IV Seville, LLC, a Delaware limited liability company

STAG Smithfield, LLC, a Delaware limited liability company

STAG Simpsonville, LLC, a Delaware limited liability company

STAG South Bend, LLC, a Delaware limited liability company

STAG Spartanburg, LLC, a Delaware limited liability company

STAG IV Sun Prairie, LLC, a Delaware limited liability company

STAG TX GP 2, LLC, a Delaware limited liability company

STAG IV Waco, LP, a Delaware limited partnership

STAG Mebane 1, LLC, a Delaware limited liability company

STAG Mebane 2, LLC, a Delaware limited liability company

STAG Dallas, LLC, a Delaware limited liability company

STAG Buena Vista, LLC, a Delaware limited liability company

STAG Chicopee, LLC, a Delaware limited liability company

STAG De Pere, LLC, a Delaware limited liability company

STAG Duncan, LLC, a Delaware limited liability company

STAG Gurnee, LLC, a Delaware limited liability company

STAG Harrisonburg, LLC, a Delaware limited liability company

STAG Kansas City 2, LLC, a Delaware limited liability company

STAG Montgomery, LLC, a Delaware limited liability company

STAG GI New Jersey, LLC, a Delaware limited liability company

STAG Smyrna, LLC, a Delaware limited liability company

STAG Statham, LLC, a Delaware limited liability company

STAG Toledo, LLC, a Delaware limited liability company

STAG Woodstock, LLC, a Delaware limited liability company

STAG Orangeburg, LLC, a Delaware limited liability company

STAG Columbia, LLC, a Delaware limited liability company

STAG Dekalb, LLC, a Delaware limited liability company

STAG Golden, LLC, a Delaware limited liability company

STAG Houston 2, L.P., a Delaware limited partnership

STAG Idaho Falls, LLC, a Delaware limited liability company

STAG Londonderry, LLC, a Delaware limited liability company

STAG Marion 2, LLC, a Delaware limited liability company

STAG Mishawaka, LLC, a Delaware limited liability company

STAG Ocala, LLC, a Delaware limited liability company

STAG Southfield, LLC, a Delaware limited liability company

STAG Southfield 2, LLC, a Delaware limited liability company

STAG Mt. Prospect, LLC, a Delaware limited liability company

STAG Williamsport, LLC, a Delaware limited liability company

STAG Belvidere I, LLC, a Delaware limited liability company

STAG Belvidere II, LLC, a Delaware limited liability company

STAG Belvidere III, LLC, a Delaware limited liability company

STAG Belvidere IV, LLC, a Delaware limited liability company

STAG Belvidere, V, LLC, a Delaware limited liability company

STAG Belvidere VI, LLC, a Delaware limited liability company

STAG Belvidere VII, LLC, a Delaware limited liability company

STAG Belvidere VIII, LLC, a Delaware limited liability company

STAG Kentwood, LLC, a Delaware limited liability company

STAG Marshall, LLC, a Delaware limited liability company

STAG Nashville, LLC, a Delaware limited liability company

STAG Catoosa, LLC, a Delaware limited liability company

STAG New Berlin, LLC, a Delaware limited liability company

STAG Hampstead, LLC, a Delaware limited liability company

STAG New Hope, LLC, a Delaware limited liability company

STAG Springfield, LLC, a Delaware limited liability company

STAG Orlando 2, LLC, a Delaware limited liability company

STAG North Jackson 2, LLC, a Delaware limited liability company

STAG Mebane 3, LLC, a Delaware limited liability company

STAG Shannon, LLC, a Delaware limited liability company

STAG Lansing 4, LLC, a Delaware limited liability company

STAG South Holland, LLC, a Delaware limited liability company

STAG Sauk Village, LLC, a Delaware limited liability company

STAG Harvard, LLC, a Delaware limited liability company

STAG Mascot, LLC, a Delaware limited liability company

STAG Janesville, LLC, a Delaware limited liability company

STAG Allentown, LLC, a Delaware limited liability company

STAG Nashua, LLC, a Delaware limited liability company

STAG Strongsville, LLC, a Delaware limited liability company

EXHIBIT B

FORM OF RELEASE OF GUARANTOR

In witness whereof, the undersigned Administrative Agent, on behalf of the Credit Parties, hereby releases and discharges                                          from any and all obligations and liabilities of                                          to the Credit Parties under that certain Subsidiary Guaranty Agreement dated as of March 21, 2014 executed by the Subsidiary Guarantors of STAG Industrial Operating Partnership, L.P., a Delaware limited partnership, described therein in favor of Administrative Agent for the benefit of the Credit Parties.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT G

FORM OF BORROWING BASE ADDITION REPORT

Unsecured $350MM Revolver/Term Loan

Schedule A - Criteria for addition to Borrowing Base

Legal Property Owner
Property Name
Address
Property Type
Acquisition Date
Building Count
RSF
Occupied SF
# of tenants	tenant #2	tenant #3	tenant #4
Tenant Name	Tenant Name	Tenant Name	Tenant Name
Tenant Rating (if any)*	Tenant Rating (if any)*	Tenant Rating (if any)*	Tenant Rating (if any)*
Suite Size	Suite Size	Suite Size	Suite Size
Lease Start Date	Lease Start Date	Lease Start Date	Lease Start Date
Lease End Date	Lease End Date	Lease End Date	Lease End Date
Rental Rate/SF	Rental Rate/SF	Rental Rate/SF	Rental Rate/SF
Cash NOI	Cash NOI	Cash NOI	Cash NOI
Comment	Comment	Comment	Comment

Deliverables for new loans

Copy of Owner’s Title Policy
Lease Abstract (s)
other as reasonably requested by Agent

Deliverables for STAG III loans

Lease Abstract
UCC Searces

*Applicable only to tenants with public credit ratings

G

EXHIBIT H-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of March 21, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P. as Borrower “Borrower”), STAG Industrial, Inc., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: , 20[ ]

EXHIBIT H-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of March 21, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P. as Borrower “Borrower”), STAG Industrial, Inc., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: , 20[ ]

EXHIBIT H-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of March 21, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P. as Borrower “Borrower”), STAG Industrial, Inc., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: , 20[ ]

EXHIBIT H-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of March 21, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement” among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P. as Borrower “Borrower”), STAG Industrial, Inc., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accom panied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: , 20[ ]